UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Global Eagle Entertainment Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend and restate its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 6, 2013 in order to include (i) financial information of Row 44, Inc., a wholly owned subsidiary of the Company (“Row 44”), for its fiscal year ended December 31, 2012, (ii) financial information of Advanced Inflight Alliance AG, a majority-owned subsidiary of the Company (“AIA”), for its fiscal year ended December 31, 2012, and (iii) pro forma financial information of the Company as of December 31, 2012, in accordance with the guidance set forth under Topic 12 of the Division of Corporation Finance Financial Reporting Manual so that there is no lapse in periodic reporting for year ended December 31, 2012.

Unless the context otherwise requires, “we,” “the “Company” and “Global Eagle” refer to the Company and its subsidiaries including Row 44 and AIA and “GEAC” refers to the Company prior to the closing of the Business Combination described in Item 1.01.

Item 1.01 Entry Into A Material Definitive Agreement.

On January 31, 2013 (the “Closing Date”), the Company consummated the previously disclosed business combination (the “Business Combination”), consisting of (i) the acquisition of Row 44, pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among the Company, EAGL Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company, Row 44, and PAR Investment Partners, L.P., a Delaware limited partnership (“PAR,” and the agreement, the “Row 44 Merger Agreement”), and (ii) the acquisition of 86% of the issued and outstanding shares of AIA, pursuant to the Stock Purchase Agreement, dated as of November 8, 2012, between the Company and PAR (the “AIA Stock Purchase Agreement”). In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from Global Eagle Acquisition Corp. to Global Eagle Entertainment Inc.

In connection with the Closing, the Company entered into an amended and restated registration rights agreement, dated January 31, 2013, by and among the Company, Global Eagle Acquisition LLC (the “Sponsor”), PAR, Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund (“Putnam”), and the members of the Sponsor signatory thereto (the “Registration Rights Agreement”). The Registration Rights Agreement is described in GEAC’s definitive proxy statement filed with the SEC on January 17, 2013 (the “Proxy Statement”) in the section entitled “The Business Combination Agreements—Additional Agreements—Registration Rights Agreement” beginning on page 137, which description is incorporated by reference herein. The description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Closing, the Company entered into indemnification agreements with each newly elected or appointed member of the Board of Directors of the Company (the “Board”) and each newly appointed executive officer of the Company (each an “Indemnity Agreement”), which provides that the Company will indemnify such director and/or executive officer under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or executive officer of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s by-laws. The description of the Indemnity Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnity Agreement, which is included as Exhibit 10.15 to this Current Report on Form 8-K and incorporated by reference herein.

1

In connection with the Closing, the Company entered into a Letter Agreement, dated January 31, 2013 (the “Letter Agreement”), with Wellington Management Company, LLP (“Wellington Management”), certain affiliates of Wellington Management and certain client accounts of Wellington Management (collectively, the “Wellington Entities”), pursuant to which the Wellington Entities expressly disclaimed and relinquished any right to exercise voting power or investment power with respect to any shares of common stock issued in the Business Combination to the extent (but only to the extent) that ownership of such shares would otherwise cause any Wellington Entity to beneficially own in excess of 9.9% (the “Maximum Percentage”) of the common stock (such shares in excess of the Maximum Percentage, the “Excess Shares”). Such Excess Shares will be held in escrow, registered in the name of the escrow agent, pursuant to an Escrow Agreement, dated January 31, 2013 (the “Escrow Agreement”), among the Company, American Stock Transfer & Trust Company LLC, as escrow agent, Wellington Management and certain client accounts of Wellington Management. In order to ensure compliance with the Maximum Percentage limitation under the Letter Agreement, Wellington Management, in its capacity as investment adviser to its client accounts, informed the Company that it intended to direct the exchange agent in the Row 44 Merger to deposit 2,543,546 shares of common stock otherwise issuable to such client accounts in connection with the Row 44 Merger with the escrow agent under the Escrow Agreement. The Wellington Entities disclaim voting power and investment power with respect to such shares to the extent such shares would otherwise cause a violation of the Maximum Percentage limitation. The description of each of the Letter Agreement and the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Letter Agreement and the Escrow Agreement, which are included as Exhibit 10.13 and 10.14, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

On February 1, 2013, Row 44 entered into an Amended and Restated Supply and Services Agreement with Southwest Airlines Co. (“Southwest,” and the agreement, the “Southwest Agreement”). The Southwest Agreement amends, restates and combines two prior agreements between Row 44 and Southwest, and provides for the sale by Row 44 to Southwest of units of Row 44’s broadband system. The Southwest Agreement sets forth (a) the terms of delivery and acceptance of the Row 44 system, (b) all regulatory steps that Row 44 must take to facilitate the use of the Row 44 system by Southwest, (c) the terms and conditions of the supply of units of the Row 44 system to Southwest, (d) the pricing and payment for each unit sold by Row 44 to Southwest and (e) certain other terms ancillary to Row 44’s delivery of its system to Southwest.

Additionally, under the Southwest Agreement, Row 44 will provide various services to Southwest, including Wi-Fi service, in connection with the use of the Row 44 broadband system by Southwest and its customers. In that regard, the Southwest Agreement sets forth the (a) various services that Southwest agrees to purchase from Row 44, (b) service fees and charges to be paid to Row 44 by Southwest in connection with the delivery of such services, (c) elective services that Southwest may choose to purchase from Row 44 and the cost of each such elective service and (d) certain other terms and conditions ancillary to the purchase and use of various in-flight services by Southwest. The Southwest Agreement contains certain customary representations, warranties, covenants, conditions, indemnities and miscellaneous terms and conditions typically included in agreements of this nature. The description of the Southwest Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Southwest Agreement, which is included as Exhibit 10.12 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Closing, the Investment Management Trust Agreement, dated May 12, 2011, between GEAC and American Stock Transfer & Trust Company, LLC, as trustee, was terminated.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth in Item 1.01 above, which is incorporated by reference herein. The material terms of the Row 44 Merger Agreement and the AIA Stock Purchase Agreement are described in the Proxy Statement in the section entitled “The Business Combination Agreements” beginning on page 119, which is incorporated by reference herein. In the Business Combination, a wholly owned subsidiary of the Company merged with and into Row 44, with Row 44 surviving the merger as a wholly owned subsidiary of the Company, and the Company acquired 86% of the issued and outstanding shares of AIA. Because the Company acquired at least 30% of AIA, a German publicly traded company, pursuant to the German Securities Acquisition and Takeover Act, the Company published promptly this fact (the “Publication of Acquisition of Control”) and then submitted an offer document to the German Federal Financial Supervisory Authority (Bundesanstalt Finanzdienstleistungsaufsicht, or BaFin) for a mandatory takeover offer with regard to the remaining issued and outstanding shares of AIA.  The offer document is currently being reviewed by BaFin. The offer period will commence one day after publication of the approved offer document.  The minimum offer price per AIA share, which must be paid in cash, is required to be at least equal to the higher of (i) the highest price or value the Company pays or grants for the acquisition of AIA shares within the six months prior to the publication of the offer document and (ii) the weighted average domestic stock exchange price for AIA shares over the last three months prior to the Publication of Acquisition of Control.  Based on this, the Company expects the minimum offer price per AIA share will be approximately EUR 5.50 per AIA share.

In connection with the Closing, former Row 44 stockholders agreed to deposit 10% of the shares of Global Eagle common stock issuable to them in the Row 44 Merger into escrow in order to secure (i) any post-Closing purchase price adjustment due to the Company from Row 44 under the terms of the Row 44 Merger Agreement, and (ii) the Row 44 stockholders’ indemnification obligation under the Row 44 Merger Agreement. All escrow shares not subject to a claim will be released on the date that is 18 months after the Closing Date.

2

The Business Combination was approved by GEAC’s stockholders at the Special Meeting in Lieu of 2012 and 2013 Annual Meetings of the Stockholders held on January 31, 2013 (the “Special Meeting”). At the Special Meeting, 19,724,870 shares of common stock of GEAC were voted in favor of the proposal to approve the Business Combination, and 562,772 shares of common stock were voted against that proposal.

In connection with the closing of the Business Combination, the Company redeemed a total of 10,164,081 shares of its common stock pursuant to the terms of the Company’s previous amended and restated certificate of incorporation, resulting in a total payment to redeeming stockholders of $101,286,084. Additionally, the Company issued a total of 44,899,018 shares of capital stock in the Business Combination, including (i) pursuant to the Row 44 Merger Agreement, 23,405,785 shares of its capital stock issued to former Row 44 equity holders, subject to an escrow holdback and post-closing adjustment, (ii) pursuant to the AIA Stock Purchase Agreement, in consideration of the 20,464,581 shares of AIA, 14,368,233 shares of non-voting common stock issued to PAR, and (iii) 4,750,000 shares of non-voting common stock issued to PAR and 2,375,000 shares of common stock issued to Putnam, representing the maximum obligations under their respective backstop agreements (the “Backstop Agreements”), and resulting in the termination of their respective purchase options to acquire additional shares of the Company.

As of the Closing Date, there were:

o	54,842,888 shares of capital stock of the Company issued and outstanding, consisting of (i) 35,724,655 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, a majority-owned subsidiary of the Company) and (ii) 19,118,233 shares of non-voting common stock; and
o	warrants exercisable for 28,840,629 shares of Company common stock, consisting of (i) warrants exercisable for 26,659,167 shares of Company common stock issued pursuant to the warrant agreement entered into in connection with the Company’s initial public offering and (ii) Row 44 warrants assumed by the Company in connection with Business Combination and exercisable for 2,181,462 shares of Company common stock.

As of the Closing Date, assuming the conversion of all shares of non-voting common stock held by PAR, and excluding the shares of common stock of the Company held by AIA, the pre-Closing public stockholders of GEAC held 16%, former directors and executive officers of GEAC held 8%, former Row 44 equity holders (other than PAR) held 19%, PAR held 53%, and Putnam held 4%, of the issued and outstanding shares of common stock of the Company.

Upon the Closing, the Company had total cash and cash equivalents of approximately $147 million before payment of deferred underwriting fees and other fees and expenses associated with the Business Combination expected to total approximately $20.9 million in the aggregate, although actual fees and expenses may exceed this estimate.

Prior to the Closing, the Company was a shell company with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of shares of its wholly owned subsidiary, Row 44, and its majority-owned subsidiary, AIA. The following information is provided about the business and securities of the post-Closing combined company reflecting consummation of the Business Combination.

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements in this Current Report on Form 8-K and the documents incorporated by reference herein within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	changes in the market for Row 44 or AIA products and services;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to the Company as of the date of this report, and current expectations, forecasts and assumptions, involve a number of risks and uncertainties and may turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the Business Combination disrupts current plans and operations of Row 44 and/or AIA;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Row 44 and AIA businesses, the ability of the combined business to grow and the ability of the Company’s executive officers to manage growth profitably;

•	costs related to the Business Combination;

•	the outcome of any legal proceedings pending or that may be instituted against the Company, Row 44 or AIA;

•	changes in applicable laws or regulations;

•	the Company’s ability to recognize and timely implement future technologies in the satellite connectivity space, including Ka-band system development and deployment;

•	the Company’s ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand;

•	the Company’s ability to obtain and maintain international authorizations to operate its service over the airspace of foreign jurisdictions our customers utilize;

•	the Company’s ability to expand our service offerings and deliver on its service roadmap;

•	the Company’s ability to timely and cost-effectively identify and license television and media content that passengers will purchase;

•	general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable;

•	the Company’s ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems;

•	the loss of, or failure to realize benefits from, agreements with our airline partners;

•	the loss of relationships with original equipment manufacturers or dealers;

•	unfavorable economic conditions in the airline industry and economy as a whole;

4

•	the Company’s ability to expand our domestic or international operations, including our ability to grow its business with current and potential future airline partners or successfully partner with satellite service providers, including Hughes Network Systems;

•	our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers;

•	the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or other geopolitical restrictions;

•	the limited operating history of our connectivity and in-flight television and media products;

•	costs associated with defending pending or future intellectual property infringement actions and other litigation or claims;

•	increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of The Company’s technology roadmap or The Company’s international plan of expansion;

•	fluctuation in The Company’s operating results;

•	the demand for in-flight broadband internet access services and market acceptance for our products and services;

•	changes or developments in the regulations that apply to The Company’s, its business and its industry;

•	The Company’s inability to manage its growth in a cost-effective manner and consummate, integrate and manage acquisitions; and

•	other risks and uncertainties set forth in The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 in Item 1A entitled “Risk Factors,” which are incorporated herein by reference.

Business

The business of GEAC prior to the Business Combination is described in the Proxy Statement in the section entitled “Information about GEAC” beginning on page 138, which is incorporated by reference herein.

The business of Row 44 is described in the Proxy Statement in the section entitled “Information About Row 44,” beginning on page 151, which is incorporated herein by reference.

The business of AIA is described in the Proxy Statement in the section entitled “Information About AIA,” beginning on page 177, which is incorporated herein by reference, except with respect to the information tables on page 180 of the Proxy Statement, which is hereby superseded by the following two tables:

Total revenues by segments for the last three financial years:

As described above AIA’s business model consists primarily of two components that are also reflected in the two operational segments: CSP and Content. AIA Group is a Group company that was created by acquiring more than 20 different companies in the Inflight Entertainment Industry, originally mostly run by entrepreneurs. Only since 2011 AIA Group started to group wide standardize and harmonize accounting and controlling structures to generate more granular financial information for more specific financial/operational analysis. The tables below are showing the split of total revenues in the two operational segments as well as geographical areas for the last three financial years.

AIA Group’s total revenues by segment is as follows:

Year	CSP (EUR)	Content (EUR)	Total (EUR)
2012	102,295	27,986	130,281
2011	107,684	13,896	121,580
2010	110,154	960	111,114

5

The development of total revenues in the CSP segment shows a decrease both from 2010 to 2011 as well as from 2011 to 2012. This development is due to the fact that AIA group stopped servicing one larger customers in the middle of 2011 and one larger customer in the beginning of 2012, impacting the second half of 2011 and the full year 2012 revenues. The respective losses in revenues only could be partially offset by winning smaller new customers as well as extending business with existing customers.

Total revenues by geographical areas for the last three financial years:

AIA Group’s total revenues from external customers by region is as follows:

Year	Germany (EUR)	Rest of Europe (EUR)	USA (EUR)	Canada (EUR)	Dubai (EUR)	Rest of World (EUR)	Total (EUR)
2012	4,504	37.587	39.599	7.400	26.622	14,569	130,281
2011	7,679	39,290	36,894	6,177	21,532	10,008	121,580
2010	10,800	35,828	31,221	6,177	21,190	5,898	111,114

Risk Factors

The risks associated with the businesses of the Company, Row 44 and AIA are described in our Annual Report on Form 10-K for the year ended December 31, 2012 in Item 1A entitled “Risk Factors,” which is incorporated herein by reference.

Financial Information

GEAC

Selected financial information, management’s discussion and analysis of financial condition and results of operation, and quantitative and qualitative disclosures about market risk for GEAC is included in Items 6, 7 and 7A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, all of which is incorporated herein by reference.

6

Row 44

SELECTED HISTORICAL FINANCIAL INFORMATION OF ROW 44

The following table sets forth selected historical financial information derived from Row 44’s audited financial statements as of December 31, 2012, 2011 and 2010 and for the years ended December 31, 2012, 2011 and 2010 included elsewhere or incorporated by reference in this Current Report. Historical results are not necessarily indicative of results to be expected in any future period. You should read the following selected financial information in conjunction with the section entitled “Row 44’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and Row 44’s financial statements and the related notes appearing elsewhere or incorporated by reference in this Current Report.

	For the Years Ended December 31,
	2012	2011	2010
Statements of Operations Information:
Revenues	$72,357,762	$36,035,017	$16,062,326
Net loss available to common stockholders	(52,066,918)	(23,149,582)	(22,867,470)
Loss available to common stockholders per share:
Basic and diluted	(0.46)	(0.57)	(0.93)
Weighted average number of shares outstanding:
Basic and diluted	112,252,509	40,313,201	24,663,510
Balance Sheet Information (at period end):
Total assets	$22,793,246	$20,969,790	$17,016,319
Total debt including accrued interest	52,612	7,405,795	79,060
Total long-term liabilities	38,269	325,535	783,933
Total redeemable preferred stock	122,540,318	72,363,899	67,003,403
Total stockholders' deficit	(120,748,668)	(80,598,292)	(60,204,828)
Total liabilities and stockholders' deficit	22,793,246	20,969,790	17,016,319

7

ROW 44 MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with “Selected Historical Financial Information of Row 44” and Row 44’s financial statements and the related notes incorporated by reference elsewhere in this report. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data than included in the following discussion. This discussion contains forward-looking statements about Row 44’s business, operations and industry that involve risks and uncertainties, such as statements regarding Row 44’s plans, objectives, expectations and intentions. Row 44’s future results and financial condition may differ materially from those currently anticipated by Row 44 as a result of the factors described or incorporated by reference in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere or incorporated by reference in this report.

Overview

Row 44 is a global satellite-based broadband services provider to the worldwide commercial airline industry. Its network enables airlines to connect to orbiting Ku-band satellites and to communicate with existing satellite ground earth stations. Row 44’s in-cabin communications link currently provides airline passengers with Internet access, live television, on-demand media, shopping and flight and destination information. In the near future, Row 44 expects to deliver to airline passengers additional content and other desired communication services and to provide airlines with valuable aircraft operations data and applications.

Row 44 was formed in 2004, its Wi-Fi connectivity system was first deployed by a domestic commercial airline in 2009 and its broadband services were fully operational in 2010. Currently installed on more than 400 aircraft worldwide, Row 44 services the largest fleet of connected entertainment enabled planes that operate over land and sea.

Since its formation, Row 44 has funded operations primarily through the private placement of preferred stock and short term convertible notes. Invested funds have been used by Row 44 to complete the research, development and engineering and to secure the complex regulatory certifications necessary to produce a fully functional satellite based communications system for commercial airlines. The development of the Row 44 system and network included the following:

•	the design and creation of a turnkey system for in-flight broadband connectivity through a satellite link, including a fully operational antenna, an in-cabin modem and several other key operational components;

•	the registration, testing and licensing of the Row 44 system with the FAA and the FCC;

•	the establishment of a company-managed network operating center to allow for the full time monitoring of the operation of all Row 44 systems in-flight;

•	the acquisition of satellite transponder space with sufficient capacity to support the connectivity demands of Row 44’s airline customers worldwide; and

•	the development of a just-in-time manufacturing process to allow for the efficient delivery of the Row 44 system for installation on customer aircraft on an as-needed basis.

Following the completion of the development of a licensed and operational in-flight broadband system, in 2010, Row 44 commenced the installation of its equipment on the aircraft of Southwest Airlines and began to generate revenues from operations. Row 44 generates revenues from the following sources:

•	sale of Row 44’s connectivity equipment to its commercial airline customers;

•	fees paid by airlines and/or airline passengers for the delivery of in-flight services, such as Internet access and live television; and

8

•	revenue sharing arrangements with commercial airlines for Internet based services used by their passengers, such as shopping.

Beginning in 2009, management at Row 44 began to focus on the global rollout of its satellite-based system and on domestic and international customer acquisitions, signing its first commercial passenger airline in 2010. Row 44 has achieved the following customer installation milestones during the past three years:

•	2010 — Southwest Airlines Co.;

•	2011 — Norwegian Air Shuttle;

•	2011 — WirelessG (Mango Airlines);

•	2012 — Transaero Airlines;

•	2012 — UTair Airlines; and

•	2012 — Icelandair.

The combined satellite coverage with these customers spans from Alaska to Japan, covering North America, the North Atlantic, Europe, a substantial portion of the Middle East, Russia and Asia.

Factors and Trends Affecting Row 44’s Results of Operations

Row 44’s operating and business performance is driven by various economic and airline industry factors, including the following:

•	The costs associated with the long-term satellite coverage for Row 44’s broadband services, especially as it expands internationally;

•	The availability of satellite transponder space, especially in oceanic regions of the world;

•	The costs associated with complying with the regulatory, aeronautical, telecommunications and legal requirements of the many countries where Row 44 intends to provide its services;

•	The number of aircraft in service in Row 44’s markets;

•	The domestic and international economic environment and other trends and developments that affect business and leisure travel around the world;

•	The operating rate of spending in the airline industry; and

•	The continued demand for connectivity based in-flight entertainment services and the growing proliferation of Wi-Fi enabled devices such as smartphones, tablets and laptops.

Key Components of Row 44’s Statements of Operations

The following briefly describes certain key elements or revenues and expenses as presented in the Row 44 statements of operations.

9

Revenues. Row 44 generates revenues from the sale of equipment to its commercial airline customers and from service revenue derived from the sale of in-flight connectivity and content delivery to airlines and their passengers.

Equipment revenue. Row 44 purchases hardware, equipment and related components from third party vendors, assembles these components and oversees the installation of the Row 44 system in the cabin of an aircraft. Equipment revenue is derived from the sale of the Row 44 system to various customers.

Service revenue. Row 44 also receives service revenue for providing in-flight Wi-Fi services such as Internet connectivity and live television. Service revenue can be paid to Row 44 via a fee per boarded passenger, regardless of the number of actual users of the connectivity service during a flight. Under this model the airline customer pays Row 44 a fee per passenger per flight that is generally flat for the duration of the agreement with such customer. Payments are made from the applicable customer to Row 44 typically on a monthly or quarterly basis with payment amounts that may vary based on actual load factors. Service revenue can also be a fee charged on the actual use of the provided service in-flight or revenue generated from the sale of products and advertisement. In the latter instance, Row 44 and its airline customers agree to split ad and transaction based service revenue according to a negotiated formula that varies amongst customers. Row 44 has also offered potential customers blended versions of the foregoing business models whereby an airline customer would pay Row 44 a flat fee per flight and a per device charge for devices that use the Row 44 system on that flight. Row 44 has not yet identified a compelling trend as to which of the foregoing business models is better suited for the market, and expects to continue to evaluate these business models and explore additional opportunities to generate revenue from its commercial airline customers for Row 44's in-flight products and services.

Revenue recognition. Row 44 recognizes revenues when all of the following have occurred:

•	Persuasive evidence of an agreement with a customer exists;

•	Equipment has been shipped and the customer takes delivery;

•	The price for the equipment or services sold is set or easily determinable; and

•	Collectability is reasonably assured.

Deferred revenue. Row 44 regularly receives deposits from its commercial airline customers at the time that a customer places a purchase order for equipment with Row 44. These deposits are considered prepayments and initially recorded on Row 44’s balance sheet as deferred revenue if Row 44’s revenue recognition criteria have not been satisfied as of the date the deposits are received from a customer. Once Row 44’s revenue recognition standards have been met, deferred revenue will be recognized as equipment sales revenue on Row 44’s income statement, and the corresponding liability will be removed from its balance sheet.

Operating expenses. Row 44’s operating expenses include the following:

•	equipment cost of sales;

•	cost of services;

•	personnel;

•	research and development; and

•	selling, general and administrative.

Equipment cost of sales includes the acquisition cost of all hardware, equipment and componentry that Row 44 purchases for its system and platform from third party vendors. Cost of services includes the cost of satellite transponder leases and content licensing and related management fees. Personnel expenses include the costs relating to the salaries and benefits of Row 44’s executive officers, employees and consultants. Research and development expenses include all costs and expenses relating to Row 44’s research and development efforts, including all system engineering costs and the expenses relating to the procurement of supplement type certificates (“STCs”) from the FAA and international authorities for specific aircraft modified to accommodate the Row 44 system. Selling, general and administrative expenses include all of the other operating expenses of Row 44.

10

Results of Operations

The following table sets forth, for the periods presented, certain data from Row 44’s statements of operations. The information contained in the table below should be read in conjunction with Row 44’s financial statements and related notes, which are incorporated by reference elsewhere in this report.

Statement of Operations Data

	Year Ended December 31,
	2012	2011	2010
Revenues
Equipment revenue	$60,993,035	$32,852,829	$15,778,619
Service revenue	11,364,727	3,182,188	283,707
TOTAL REVENUES	72,357,762	36,035,017	16,062,326
Operating Expenses
Equipment cost of sales	57,758,594	29,343,601	16,933,723
Cost of services	22,326,596	8,089,437	2,353,595
Personnel	8,113,373	5,725,083	3,688,450
Research and development	3,140,884	3,392,101	4,241,704
Selling, general and administrative	10,389,280	6,980,663	4,234,172
Total operating expenses	101,728,727	53,530,885	31,451,644
Operating Loss	(29,370,965)	(17,495,868)	(15,389,318)
Other Income (Expense)
Miscellaneous income (expense)	—	92	(58,054)
Interest income	64,685	53,442	82,169
Changes in value of derivative instruments	(3,575,830)	—	—
Loss on disposal of assets	(23,909)	(60,491)	(26,098)
Interest expense	(10.433.201)	(286,261)	(3,664,829)
Total Other Income (Expenses)	(13,968,255)	(293,218)	(3,666,812)
NET LOSS	(43,339,220)	(17,789,086)	(19,056,130)
Less: Preferred stock dividends	(7,893,743)	(5,360,496)	(3,811,340)
Less: Accretion of preferred stock	(833,955)	—	—
Net Loss Available to Common Stockholders	$(52,066,918)	$(23,149,582)	$(22,867,470)
Net loss attributable to common stock per share – basic and diluted	$(0.46)	$(0.57)	$(0.93)
Weighted average number of common shares, basic and diluted	112,252,509	40,313,201	24,663,510

Comparison of Results of Operations for the Years Ended December 31, 2012 and 2011

Revenues:

The percentage changes in revenue for the years ended December 31, 2012 and 2011 were as follows:

	Year Ended December 31,
	2012	2011	$ Change	% Change
Equipment revenue	$60,993,035	$32,852,829	$28,140,206	86%
Service revenue	11,364,727	3,182,188	8,182,539	257%
Total Revenues	$72,357,762	$36,035,017	$36,322,745	101%

11

Row 44’s total revenues increased by 101% to $72,357,762 for the year ended December 31, 2012 compared to $36,035,017 for the prior year period due to a considerable increase in equipment sales and substantial growth in the use of Row 44 in-flight services, which resulted from greater deployment of its equipment on commercial flights, especially on the Southwest Airlines domestic fleet. Equipment revenue increased by 86% to $60,993,035 for the year ended December 31, 2012 compared to $32,852,829 for the prior year for the reasons noted above. Service revenue increased by 257% to $11,364,727 for the year ended December 31, 2012 compared to $3,182,188 for the prior year period due to the increase in passenger use of Row 44’s system given its greater availability on the commercial aircraft of its customer base.

Total operating expenses increased by 90% to $101,728,727 for the year ended December 31, 2012 compared to $53,530,885 for the prior year period. Equipment cost of sales increased by 97% to $57,758,594 for the year ended December 31, 2012 compared to $29,343,601 for the prior year period due to a considerable increase in equipment sold based on an increase in orders from Row 44’s new and existing commercial airline customers. Cost of services increased by 176% to $22,326,596 for the year ended December 31, 2012 compared to $8,089,437 for the prior year period due to a significant increase in the cost of satellite transponder space, largely due to the growth of Row 44’s business in the United States, as well as to an increase in upfront fees paid by Row 44 with respect to the content delivered by its system to Row 44’s commercial airline customers and their passengers. Personnel expenses increased by 42% to $8,113,373 for the year ended December 31, 2012 compared to $5,725,083 for the prior year period primarily due to Row 44’s addition of staff to service its growing customer base, to Row 44’s payment of certain severance obligations in 2012 and an increase in stock compensation expense. Research and development expenses declined by 7% to $3,140,884 for the year ended December 31, 2012 compared to $3,392,101 for the prior year period primarily due to a reduction in STC procurement related costs. Row 44 anticipates that research and development expense will increase in future periods as it procures additional STCs and expands its research and development efforts with respect to Ka band satellite connectivity. Selling, general and administrative expenses increased by 49% to $10,389,280 for the year ended December 31, 2012 compared to $6,980,663 for the prior year period largely due to the expansion of Row 44’s facilities domestically and abroad to support its growth.

Operating loss increased by 68% to $29,370,965 for the year ended December 31, 2012 compared to $17,495,868 for the prior year period due to an increase in operating expenses as a result of Row 44’s accelerated acquisition of additional satellite transponder space and of the delivery costs relating to acquired content, in addition to an increase in its headcount and the expansion of office space. Total other expenses grew 46,638% to a loss of $13,968,255 for the year ended December 31, 2012 from a loss of $293,218 for the prior year period primarily due to an increase in Row 44’s interest expense relating to its short term convertible promissory notes in December 2011 and March 2012 and the warrants issued in connection with these obligations, as well as the warrant expense associated with the warrant purchase agreement entered into by Row 44 with Major League Baseball Advanced Media in March 2012 and the change in the value of derivative liabilities due to an increase in the fair value estimate of Row 44’s common stock.

Net loss rose by 144% to a loss of $43,339,220 for the year ended December 31, 2012 compared to $17,789,086 for the prior year period primarily due to the significant increase in Row 44’s operating loss as well as a considerable increase in interest expense relating to Row 44’s short term convertible promissory notes in December 2011 and March 2012 and a change in the value of derivative liabilities.

Comparison of Results of Operations for the Years Ended December 31, 2011 and 2010

Revenues:

The percentage changes in revenue for the years ended December 31, 2011 and 2010 were as follows:

	Year Ended December 31,
	2011	2010	$ Change	%Change
Equipment revenue	$32,852,829	$15,778,619	$17,074,210	108%
Service revenue	3,182,188	283,707	2,898,481	1,022%
Total Revenues	$36,035,017	$16,062,326	$19,972,691	124%

12

Total revenues increased by 124% to $36,035,017 for the year ended December 31, 2011 compared to $16,062,326 for the prior year due to an increase in equipment sales and substantial growth in the use of Row 44 in-flight services, which resulted from greater deployment of its equipment on commercial airlines.

Total operating expenses increased by 70% to $53,530,885 for the year ended December 31, 2011 compared to $31,451,644 for the prior year. Equipment cost of sales increased by 73% to $29,343,601 for the year ended December 31, 2011 compared to $16,933,723 for the prior year to a considerable increase in equipment sold based on an increase in orders from Row 44’s airline customers. Cost of services increased by 244% to $8,089,437 for the year ended December 31, 2011 compared to $2,353,595 for the prior year due to a significant increase in the cost of satellite transponder space, largely due to the expansion of Row 44’s business outside of the United States, and to an increase in fees relating to the content delivered by Row 44’s system. Personnel expenses increased by 55% to $5,725,083 for the year ended December 31, 2011 compared to $3,688,450 for the prior year primarily due to Row 44’s addition of staff to service its growing customer base, the staffing of Row 44’s Las Vegas office and the expansion of its Lombard facilities. Research and development expenses declined by 20% to $3,392,101 for the year ended December 31, 2011 compared to $4,241,704 for the prior year primarily due to a reduction in STC procurement related costs. Selling, general and administrative expenses increased by 65% to $6,980,663 for the year ended December 31, 2011 compared to $4,234,172 for the prior year largely as a result of increased headcount commensurate with its growth, considerable executive travel relating to customer acquisition efforts and an increase in trade show expenses.

Operating loss increased by 14% to $17,495,868 for the year ended December 31, 2011 compared to $15,389,318 for the prior year primarily due to an increase in selling, general and administrative expenses, as noted above. Total other expenses fell by 92% to $293,218 for the year ended December 31, 2011 from $3,666,812 for the prior year primarily due to a considerable reduction in interest expense as outstanding short term convertible promissory notes were converted into preferred equity.

Net loss fell by 7% to a loss of $17,789,086 for the year ended December 31, 2011 compared to $19,056,130 for the prior year primarily due to the overall growth of total revenues in 2011.

Liquidity and Capital Resources

In 2012, Row 44 increased its financing cash flow with the issuance of shares of Preferred Stock, though cash used in operating and investing activities exceeded amounts raised in its financing activities. For the periods ended December 31, 2012, 2011 and 2010, Row 44’s auditors issued a “going concern” opinion, primarily because, as of those times, Row 44 had not generated sufficient cash flow from operations to cover its operating losses.

	Year Ended December 31,
	2012	2011	2010
Net cash used in operating activities	$(39,278,820)	$(3,995,019)	$(16,071,881)
Net cash used in investing activities	(2,432,148)	(587,239)	(915,339)
Net cash provided by financing activities	34,989,247	9.902,937	20,371.305
Net increase (decrease) in cash and cash equivalents	(6,721,721)	5,320,679	3,384,085
Cash and cash equivalents at beginning of period	8,809,679	3,489,000	104,915
Cash and cash equivalents at end of period	$2,087,958	$8,809,679	$3,489,000

Row 44 has historically financed its growth and cash needs through the issuance of convertible preferred stock and short term convertible notes.

Row 44 believes that its cash needs with respect to its growth and anticipated capital expenditures in Row 44’s 2013 fiscal year will remain relatively constant as compared to prior periods. In the future, Row 44 may make one or more acquisitions complimentary to its business. In such event, Row 44 may need to raise additional capital through debt or equity financings to allow it to fund such acquisitions. Additional financing may not be available on terms favorable to Row 44, or at all.

Row 44 experienced operating losses for the years ended December 31, 2010, 2011 and 2012 and management of Row 44 expects that such losses from operations will continue for the foreseeable future.

13

With the completion of the Business Combination, the Company had cash available to fund continuing operations at Row 44, including those relating to the expansion of its business. Management of Row 44 believes that cash and cash equivalents on hand both at Row 44 and at the Company, and anticipated cash flow generated from Row 44’s operating activities should be sufficient to meet its working capital and capital expenditure requirements for at least 12 months. Management of Row 44 also believes that its improved financial position will allow Row 44 to finance future equipment purchases on attractive terms.

Off-Balance Sheet Financing Arrangements

Row 44 has no obligations, assets or liabilities that could be considered off-balance sheet arrangements. It does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which are established to facilitate off-balance sheet arrangements. Row 44 has not established any special purpose entities, guaranteed any debt or commitments of other entities or entered into any non-financial assets.

Contractual Obligations

Row 44’s long term obligations include contracts for satellite transponder space, office space leases and certain guaranteed minimum payments owed to live television and video on demand content providers. In connection with the purchase of satellite bandwidth, Row 44 signed a Master Services Agreement (MSA) with HNS to provide for satellite capacity in North America and Europe. Under the MSA, Row 44 sources satellite capacity from satellite operators through HNS, while HNS enters into direct relationships with specific satellite operators. Row 44 and HNS enter into an amendment to the MSA each time that Row 44 needs to add a new satellite transponder or change its capacity needs with respect to an existing satellite transponder. Row 44 pays HNS on a monthly basis for the transponder capacity that Row 44 purchases. The length of time Row 44 purchases capacity on a particular transponder varies based on Row 44’s needs and the demand for capacity on a particular satellite, but typically is for one to three year periods.

14

As of December 31, 2012, expected future cash payments under contractual obligations and the estimated timeframe in which such obligations are expected to be fulfilled were as follows:

	Payments Due By Period
		Less than 1			More Than
	Total	Year	1-3 Years	3-5 Years	5 Years

Notes payable (a)	$52,612	$14,343	$38.269	$-	$-
Operating lease obligations (b)	1,847,432	501,686	1,251,952	93,794	-
Satellite cost commitments (c)	79,072,421	28,054,722	51,017,699	-	-
Video license commitments (d)	1,980,000	1,170,000	810,000	-	-
Other purchase obligations (e)	23,661,637	23,661,637	-	-	-
Employment agreement (f)	350,000	350,000	-	-	-
Service obligations (g)	3,000,000	1,000,000	2,000,000	-	-
Total	$109,964,102	$54,752,388	$55,117,920	$93,794	$-

(a) Notes payable represents the minimum principal payments required under notes payable for leasehold improvements.

(b) Operating lease obligations consist of minimum rental payments under a non-cancelable operating lease.

(c) Satellite cost commitments relate to Row 44’s obligations under the MSA.

(d) Video license commitments represent contracted commitments with various video content providers in connection with the distribution of entertainment services.

(e) Other purchase obligations primarily consist of contracts for the purchase of equipment sets that are to be resold to commercial airlines in line with existing sales orders.

(f) Employment agreement relates to an employment agreement entered into on July 1, 2011 with John Guidon, who is currently Row 44’s Chief Technology Officer.

(g) Row 44 is committed to pay MLBAM $3 million over the term of their service agreement.

Critical Accounting Policies and Estimates

Cash and Cash Equivalents

Row 44 considers all highly liquid investments with original maturities or three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from any of the estimates made by Row 44.

Income Taxes

As of December 31, 2012, Row 44 had federal and state operating loss carry forwards of $81.0 million and $78.1 million, respectively, which losses will begin to expire during the fiscal years ending in December 31, 2028 and 2018, respectively. To the extent available, these net operating losses may be used to offset future taxable income generated by Row 44, thereby reducing future federal and state income taxes otherwise payable. Row 44’s use of offsetting net operating losses is subject to the restrictions imposed by Section 382 of the Internal Revenue Code.

15

Recent Accounting Announcements

Management of Row 44 does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on its financial statements.

Revenue Recognition Policies

Row 44’s contracts with its commercial airline customers and a service provider, WirelessG servicing Mango Airlines, provide for the sale of equipment for installation on the aircraft. The equipment is purchased by the airline and the airline is responsible for the installation and maintenance of the equipment. Row 44 is not directly responsible for any repair or warranty costs related to equipment sales as the vendors that supplied the individual parts provide the repair and warranty. The sale of equipment is not dependent on providing in-flight services to the customer. Row 44 recognizes revenues on equipment sales when all of the following have occurred:

• Persuasive evidence of an agreement with a customer exists;

• Equipment has been shipped and the customer takes delivery;

• The price for the equipment sold is set or easily determinable; and

• Collectability is reasonably assured.

Row 44’s contracts with its commercial airline customers may also include services to provide in-flight connectivity and content delivery to the airlines and their passengers. Row 44’s contract with service provider WirelessG does not include such a provision. Service revenues paid to Row 44 are generated based on a fee per boarded passenger, regardless of the number of actual users of the connectivity and content delivery service during the flight, or revenues generated from the sale of content purchased by a passenger and advertisements presented to passengers while in flight. Row 44 records service revenues under the fee per boarded passenger formula based on passenger count data provided monthly by its airline customers. Row 44’s service revenues to-date have substantially been related to the fee per boarded passenger formula. Row 44 recognizes revenues on services when all of the following have occurred:

• Persuasive evidence of an agreement with a customer exists;

• Service is available and has been delivered;

• The price for the services sold is set or easily determinable; and

• Collectability is reasonably assured.

16

Advanced Inflight Alliance

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF AIA

The following table sets forth selected historical consolidated financial information derived from (i) AIA’s audited financial statements as of December 31, 2012, 2011 and 2010 and for the years ended December 31, 2012, 2011 and 2010 included elsewhere or incorporated by reference in this Current Report, and (ii) AIA’s audited financial statements as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 not included or incorporated by reference in this Current Report. Historical results are not necessarily indicative of results to be expected in any future period. You should read the following selected consolidated financial information in conjunction with the section entitled “AIA’s Operating and Financial Review and Prospects” and AIA’s financial statements and the related notes appearing elsewhere or incorporated by reference in this Current Report.

The following selected consolidated financial information of AIA is prepared in accordance with IFRS EU. In addition, certain U.S. GAAP reconciled financial information is presented below. IFRS EU differs in certain respects from U.S. GAAP. For a summary of and is reported in Euros principal differences between the accounting principles applied by AIA under IFRS EU and U.S. GAAP, see note 27 to AIA’s audited financial statements included elsewhere in this Current Report.

	For the Years Ended December 31,
	2012	2011	2010	2009	2008
	(in Euros)
Statements of Operations Information:
Revenues	€130,280,774	€121,579,767	€111,113,924	€108,050,822	€107,408,289
Net income	4,912,254	4,406,657	5,492,612	4,712,835	6,041,885
Income per share
Basic	0.24	0.28	0.38	0.33	0.41
Diluted	0.24	0.28	0.38	0.32	0.41
Weighted average number of shares outstanding
Basic	20,302,356	15,705,759	14,500,000	14,500,000	14,749,180
Diluted	20,381,090	15,823,436	14,542,729	14,513,361	14,749,180
U.S. GAAP Data
Net income	€3,985,456	€4,865,000	€4,272,000	€3,618,000	€5,155,000
Income per share
Basic	0.20	0.31	0.29	0.25	0.35
Diluted	0.20	0.31	0.29	0.25	0.35
Balance Sheet Information (at period end):
Total assets	€143,406,396	€116,857,328	€88,061,144	€84,521,902	€83,941,931
Total debt including current maturities	7,354,093	12,676,390	6,251,911	9,090,350	11,476,225
Total long-term liabilities	13,265,944	19,244,809	7,894,983	12,725,115	17,750,134
Total stockholders' equity	82,845,881	51,108,422	41,354,089	33,299,010	26,060,763
Total liability and stockholders' equity	143,406,396	116,857,328	88,061,144	84,521,902	83,941,931
U.S. GAAP Data
Total stockholders' equity	€78,202,687	€48,455,000	€38,217,000	€31,471,000	€25,323,000

17

EXCHANGE RATE INFORMATION

The following table sets forth the average, high and low noon buying rates in New York City for the euro expressed as U.S. dollars per €1.00 for the past five years on an annual basis. The noon buying rate in New York City for the Euro expressed as dollars per €1.00 on March 8, 2013 was $1.2992.

	At Period End	Average(1)	High	Low
2008	1.3919	1.4695	1.6010	1.2446
2009	1.4332	1.3955	1.5100	1.2547
2010	1.3269	1.3216	1.4536	1.1959
2011	1.2973	1.4002	1.4875	1.2926
2012	1.3220	1.2312	1.3463	1.2062

(1)	The average of the applicable noon buying rates on the last day of each month during the relevant period.

18

AIA OPERATING AND FINANCIAL REVIEW AND PROSPECTS

You should read the following discussion and analysis together with “Selected Historical Consolidated Financial Information of AIA” and AIA’s consolidated financial statements and the related notes included elsewhere in this report. Among other things, those historical consolidated financial statements include more detailed information regarding the basis of presentation for the financial data than included in the following discussion. This discussion contains forward-looking statements about AIA’s business, operations and industry that involve risks and uncertainties, such as statements regarding AIA’s plans, objectives, expectations and intentions. AIA’s future results and financial condition may differ materially from those currently anticipated by AIA as a result of the factors described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

The financial information concerning AIA included herein has been prepared in accordance with IFRS EU and reported in Euros, and, unless otherwise indicated, all financial data and discussions related to such data are based upon financial statements prepared in accordance with IFRS EU. The principal differences between the accounting principles applied by AIA under IFRS EU and U.S. GAAP are discussed in Note 27 to AIA’s audited financial statements included elsewhere in this report.

Introduction

Management’s discussion and analysis of financial condition and results of operations is intended to help provide an understanding of Advanced Inflight Alliance AG (“AIA”) and its subsidiaries’ (together, “AIA”) financial condition, changes in financial condition and results of operations. This discussion is organized as follows:

•	Overview of AIA’s Business — This section provides a general description of AIA’s businesses, as well as developments that occurred during fiscal 2012 that AIA believes are important in understanding its results of operations and financial condition or to disclose known trends.

•	Results of Operations — This section provides an analysis of AIA’s results of operations for the three years ended December 31, 2012. This analysis is presented on both a consolidated and a segment basis. In addition, a brief description is provided of significant transactions and events that impact the comparability of the results being analyzed.

•	Liquidity and Capital Resources — This section provides an analysis of AIA’s cash flows for the three years ended December 31, 2012, as well as a discussion of AIA’s outstanding debt and commitments, both firm and contingent, that existed as of December 31, 2012.

Overview of AIA’s Business

The core business of AIA is in-flight entertainment. This is the international term for onboard entertainment for passengers during a flight in the form of video and music programs, as well as electronic games. AIA acts as the holding company for more than 20 international subsidiaries and their worldwide branch offices, which provide comprehensive in-flight entertainment services for passenger airlines.

AIA targets the global passenger airline industry. AIA actively pursues and enters into exclusive contracts with terms that range from two to three years. Such contracts entail that AIA delivers a wide variety of content to the airlines such as feature films, TV programs, news programs, music programs and electronic games which are edited to fit cultural tastes, dubbed in foreign languages and edited to fit the various technologies that are utilized onboard by the passenger airlines. AIA acquires limited and nonexclusive licenses to use a range of content from various entertainment studios and broadcasters around the globe.

AIA’s core business, is divided in two separate reportable operating segments, Content Service Providing (CSP) and Content.

Content focuses on marketing film distribution rights; the main focus is on all activities associated with the procurement and marketing of content for in-flight entertainment. During 2011, AIA acquired two companies, expanding the footprint of the Content operating segment.

19

Content Service Providing (CSP), focuses primarily on making content available for in-flight entertainment systems and all associated services. CSP’s services range from selection, purchase, production and technical adjustment of content and customer support in connection with the integration and servicing of in-flight entertainment programs. CSP services also include the development of graphical user interfaces (GUI) for a variety of in-flight entertainment applications, database management related to the overall management of in-flight entertainment and both the technical integration of content and the operation of the respective content management systems.

All other activities, which basically encompass substantive and technical services, are combined in the CSP segment.

Other Business Developments

On April 6, 2012 AIA acquired Inflight Management Development Centre (IMDC) Limited. IMDC provides in-flight entertainment consulting services to numerous international airline passenger companies.

On May 29, 2012, AIA resolved to acquire a strategic minority stake in Row 44 from PAR. On June 6, 2012, the Management Board of AIA signed definitive agreements with PAR for the acquisition of 84,695,034 shares of Series C-1 Preferred Stock of Row 44 and warrants to purchase 21,173,758 shares of Series C-1 Preferred Stock of Row 44, in exchange for 5,255,170 newly issued shares of AIA. The equity stake in Row 44 was valued at USD $25,000,000.

On May 29, 2012, AIA resolved a cash capital increase by up to EUR;1,854,232 from EUR;16,688,091 to a maximum of EUR;18,542,323 through the issuance of up to 1,854,232 new shares, each with a pro-rata interest of EUR 1.00 in AIA’s share capital, at a subscription price of EUR 3.00 per share. Shareholders were granted statutory subscription rights. The subscription ratio was 9:1. Shares not purchased by the shareholders were exclusively offered again to shareholders for subscription (oversubscription). The capital increase generated around EUR 5.6 million for AIA (excluding transaction costs), which will be used to finance future acquisition projects. The competent registry court entered the cash capital increase in the relevant commercial register on June 26, 2012. The new shares from the capital increase with subscription rights were admitted to trading in the Regulated Market (General Standard) on the Frankfurt Stock Exchange with effect from June 27, 2012. Including the 116,666 shares created through the exercise of stock options, the share capital of AIA thus amounted to EUR 18,658,989 as of June 30, 2012.

On June 1, 2012, PAR announced its decision to submit a voluntary takeover offer in accordance with Section 10 (1) and (3) in conjunction with Section 29 and Section 34 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz — WpÜG). On July 11, 2012, PAR released the offer document for the voluntary public takeover offer with the detailed conditions and arrangements. In the voluntary public takeover offer, PAR decided to make an offer to the shareholders of AIA to buy their bearer shares of AIA at a price of EUR 4.50 per share. The acceptance period for the offer began on July 11, 2012, and ended on August 8, 2012. On July 20, 2012, the Management Board and the Supervisory Board released a joint statement on the voluntary public takeover offer made by PAR in accordance with Section 27 WpÜG. In the joint statement, the Management Board and the Supervisory Board came to the conclusion that the offer price as defined by Section 31 (1) WpÜG was fair. On August 29, 2012 in the announcement made in accordance with Section 23 (1) sentence 1, no. 1 WpÜG, PAR disclosed that 20,464,581 shares of AIA are directly held by or are attributable to it. This corresponds to a share of 86% of the share capital and the voting rights of AIA.

On August 31, 2012, AIA purchased 6 million common shares of Guestlogix Inc. for an aggregate purchase price of CAD 3 million. Guestlogix is a Canadian corporation, listed on the Toronto Stock Exchange, that provides global payment services to the airline industry. On September 4, 2012, Guestlogix announced the acquisition of its competitor BOM Merchant Technologies Limited, doing business as Initium Onboard, using the proceeds of AIA’s investment to fund the cash portion of the purchase price of such acquisition.

On November 8, 2012, PAR informed AIA that it had entered into the AIA Stock Purchase Agreement with GEAC regarding the sale of all of its 20,464,581 shares in AIA to GEAC. Upon the closing of this transaction, GEAC would become AIA’s new major shareholder holding approximately 86% of AIA’s shares.

In December 2012, the Supervisory Body extended the director’s contracts for the two members of the AIA AG Management Board. For Mr. Louis Bélanger-Martin (CEO), whose director’s contract ended on December 31, 2012, the contract was extended by a further 3 years to December 31, 2015; for Mr. Wolfgang Brand (CFO), whose director’s contract would have ended on March 2, 2013, the contract was extended by a further 2 years to December 31, 2014.

20

Results of Operations

Comparison of Results of Operations for the Years Ended December 31, 2012 and 2011

The following table sets forth AIA’s operating results for the period ended December 31, 2012 as compared to the period ended December 31, 2011.

	For periods ended December 31,
	2012	2011	Change	% change
	(in EUR thousands, except )%
Revenue	130,281	121,580	8,701	7%
Other operating income	1,605	936	669	72%
Changes in inventories of goods and work in progress	0	(170)	170	100%
Cost of materials	(80,245)	(73,406)	(6,839)	(9)%
Staff costs	(24,297)	(27,448)	3,151	12%
Depreciation, amortization and impairment losses	(4,639)	(3,959)	(680)	(17)%
Other operating expenses	(12,758)	(10,990)	(1,768)	(16)%
Net income from operating activities	9,947	6,543	3,404	52%
Finance income	53	122	(69)	(57)%
Finance costs	(1,544)	(768)	(776)	(101)%
Net result from financing and investment activities	(1,491)	(646)	(845)	(131)%
Earnings before income taxes	8,456	5.898	2,558	43%
Income taxes	(3,544)	(1,491)	(2,053)	(138)%
Net income for the year	4,912	4,407	505	12%

Overview

Consolidated revenues of AIA increased by 7% from EUR 121,580,000 in the period ended December 31, 2011 to EUR 130,281,000 in the period ended December 31, 2012. AIA compensated for the revenue shortfall caused by the loss of existing customers as of mid-2011 and as of beginning of 2012 with the revenues contributed by the two companies acquired in June 2011, which only included seven months of revenues in the period ended December 31, 2011 but for full twelve months in the period ended December 31, 2012. The U.S. dollar’s relative and temporary strength also had a positive effect on consolidated revenues in 2012. Furthermore, revenues from the existing customer base increased and new contracts were entered into with additional airline companies which also drove the increase period-over-period. AIA’s operating business generated a net negative foreign currency effect of EUR 166,000 in the period ended December 31, 2012 that is reported in other operating expenses. This contrasts with the period ended December 31, 2011, when AIA generated a net positive foreign currency effect of EUR 594,000 that was recognized in the other operating income.

21

For the period ended December 31, 2012, AIA reported significantly higher tax expenses than in the prior-year period. This was mainly due to the write off of the deferred tax assets recognized in connection with the tax loss carry forwards previously existing at AIA as of December 31, 2012. This write off in the amount of EUR 1,516,000 can be attributed to the voluntary public takeover offer made by PAR Investment Partners L.P. The increase of PAR Investment Partners L.P.'s investment to over 50% led to the elimination of the existing tax loss carry forward at AIA and thus triggering the write off of the deferred tax assets recognized thereon.

AIA generated other operating income of EUR 1,605,000 in the period ended December 31, 2012 compared to EUR 936,000 for the period ended December 31, 2011. Other operating income is primarily comprised of income from the disposal of non-current assets as well as positive foreign currency effects. In the period ended December 31, 2012, other operating income in the amount of EUR 705,000 was generated from the sale of an apartment owned by the subsidiary IFP UK. The other operating income for the period ended December 31, 2011 contains EUR 594,000 in positive foreign currency effects.

Cost of materials increased by 9% in the period ended December 31, 2012 as compared to the period ended December 31, 2011. This increase is partially due to the change in the composition of the cost of materials in context with the acquisitions of two distributors of film distribution rights (EIM and Emphasis). Both acquisitions were consolidated as of June 1, 2011. Therefore for the period ended December 31, 2011 both acquisitions were consolidated for seven month and therefore had a smaller impact on the composition of the cost of materials compared to the period ended December 31, 2012. In addition on December 31, 2012 an impairment loss was recognized for the film rights held in the inventories at the Group companies IFEL (EUR 525,000) and EIM (EUR 689,000), totaling EUR 1,214,000. The assets in both cases are film distribution rights for films whose marketability declined sharply in 2012 due to changes in general circumstances. An impairment loss was therefore recorded for these assets at the reporting date.

The staff costs of AIA for the period ended December 31, 2012 were EUR 24,297,000 compared to EUR 27,448,000 the previous year, which corresponds to a decrease of EUR 3,151,000 or approximately 12%. The staff costs for the period ended December 31, 2012 included EUR 111,000 in extraordinary expenses in connection with restructuring measures. The staff costs for the period ended December 31, 2011 included EUR 3,963,000 in extraordinary expenses in connection with restructuring measures. Adjusted for the extraordinary expenses, the staff costs of AIA were EUR 24,186,000 in the period ended December 31, 2012 and EUR 23,485,000 in the period ended December 31, 2011. This increase of the adjusted staff costs is due to the acquisitions executed in 2011, a general rise in salaries and higher number of staff especially in senior management. Adjusted for the extraordinary expenses, the staff cost ratio declined from 19.3% to 18.6% in the period ended December 31, 2012.

For the period ended December 31, 2012, depreciation, amortization and impairment losses in AIA totaled EUR 4,639,000 compared to EUR 3,959,000 for the period ended December 31, 2011. Amortization of intangible assets for the period ended December 31, 2012 was EUR 3,788,000, compared with EUR 3,075,000 for the period ended December 31, 2011. The increase was due to amortized intangible assets that were capitalized as part of the purchase price allocation in connection with the acquisitions executed in 2011, as well as amortization of capitalized development costs of our Canadian subsidiary, DTI. Furthermore, an impairment loss of EUR 250,000 on intangible assets was recognized for the period ended December 31, 2012 in connection with the reduction of the useful life of several capitalized electronic games at applications at AIA’s Canadian subsidiary, DTI. At EUR 831,000, depreciation of property, plant and equipment for the period ended December 31, 2012 was at the same level than in the period ended December 31, 2011 with EUR 824,000 depreciation of property, plant and equipment.

The other operating expenses for the period ended December 31, 2012 totaled EUR 12,758,000, which is above the figure of EUR 10,989,000 for the period ended December 31, 2011. The current period include extraordinary expenses associated with acquisitions in the amount of EUR 180,000 as well as restructuring expenses in the amount of EUR 124,000. The other operating expenses for the period ended December 31, 2011 included EUR 211,000 in extraordinary expenses recognized in connection with restructuring measures and EUR 292,000 expenses for the acquisitions made in June 2011. Furthermore, the other operating expenses for the period ended December 31, 2012 contained EUR 166,000 in reported negative foreign currency effects. Overall, adjusted for extraordinary items and reported foreign currency effects the other operating expenses for the period ended December 31, 2012 were EUR 12,288,000, compared with EUR 10,486,000 in the period ended December 31, 2011. At 9.4% for the period ended December 31, 2012, the ratio of other operating expenses to revenues adjusted for extraordinary items and reported foreign currency effects was up compared with 8.6% in the period ended December 31, 2011. This increase is due to higher consulting costs and travel expenses.

22

Impairment and restructuring charges  — For the period ended December 31, 2012 an impairment loss of EUR 250,000 on intangible assets was recognized in connection with the reduction of the useful life and therefore the depreciation period of several capitalized games and applications at AIA’s CSP segment.

For the period ended December 31, 2012 AIA’s financial performance was affected by one-time expenses related to changes in the management of a Group subsidiary in the amount of EUR 124,000. For the period ended December 31, 2011 AIA’s financial performance was affected by one-time expenses related to comprehensive activities aimed at optimizing the Company’s costs and structure. AIA began to implement these measures in the third quarter of 2011 and completed them by December 31, 2011. Substantially lowering the number of employees of AIA and simplifying its overall organizational structure had been the key components of these measures. By December 31, 2011, AIA reduced its existing workforce by more than 100 employees or down by 20% from the level as of June 30, 2011. The personnel reductions affected most the CSP segment. While this step became necessary due to the loss of customers, to a much larger extent it was the outcome of a Company-wide review and optimization of corporate processes, as well as the closer integration of corporate units that were largely autonomous to date. Activities aimed at optimizing operational processes are being accompanied by structural measures at the level of both individual units and the Company as a whole. All of these steps served to streamline the Company and improve its alignment with the market’s needs and challenges. AIA incurred EUR 4,174,000 in aggregate one-time expenses in the period ended December 31, 2011 in connection with the launch of its extensive restructuring measures.

Financial result  — For the period ended December 31, 2012, AIA generated finance income of EUR 53,000, compared with EUR 122,000 in the prior-year period. Finance costs for the period ended December 31, 2012 were EUR 1,544,000, compared to EUR 768,000 for the period ended December 31, 2011. The strong rise in finance costs is due on the one hand to the increase of the existing acquisition loan in connection with the acquisitions carried out in mid-2011. Additionally, for the period ended December 31, 2012 finance costs include expenses incurred in connection with the acquisition of the minority stake in GuestLogix Inc. of EUR 386,000. The minority stake in GuestLogix Inc. was implemented at a price of CAD 0.5 per share by way of a capital increase. On the transaction date, the price at which the shares were actually traded on the stock exchange was CAD 0.42 per share. In accordance with the applicable provisions of IFRS, the minority interest in GuestLogix Inc. must be capitalized at the actual stock exchange price on the date on which the shareholding was acquired. The resulting so called “day one” loss of EUR 386,000 increased the finance costs for the period ended December 31, 2012.

Income tax expenses  — The income taxes of AIA for the period ended December 31, 2012 were EUR 3,544,000, up from EUR 1,491,000 in the period ended December 31, 2011. As such the income tax rate rose from 25% in the period ended December 31, 2011 to 42% for the period ended December 31, 2012. This was mainly due to the reversal of deferred tax assets at AIA and the respective increase of taxes.

The corporate income and trade tax loss carry forwards of AIA as of December 31, 2011, were EUR 46.6 million and EUR 43.1 million, respectively. As of December 31, 2011, AIA had reported deferred tax assets of EUR 1,516,000 in its IFRS consolidated financial statements in connection with existing loss carryforwards. As part of the aforementioned voluntary public takeover offer, PAR Investment Partners L.P., which had already acquired 29% of the subscribed capital of AIA as of August 10, 2011, increased its stake in AIA to over 50%. PAR Investment Partners L.P. thus announced on August 13, 2012, that it now held a total of 86% of the share capital of AIA. This acquisition constitutes an adverse acquisition of equity under Section 8c German Corporate Income Tax Act (Körschaftsteuergesetz — KStG); as a result, the tax loss carryforwards recognized at the time of the acquisition was reduced in the full amount. As a consequence, AIA fully wrote off its IFRS deferred tax assets of EUR 1,516,000 as of December 31, 2012, which led to a corresponding deferred tax liability.

23

Net income  — AIA posted a net income of EUR 4,912,000 in the period ended December 31, 2012. This compares to a net income of EUR 4,407,000 for the period ended December 31, 2011. Adjusted for extraordinary items and foreign currency effects, the net income was EUR 6,818,000 in the period ended December 31, 2012, compared to the figure for the period ended December 31, 2011 of EUR 7,195,000.

Segment analysis

The following table sets forth AIA’s revenues and segment operating income for the period ended December 31, 2012 as compared to the period ended December 31, 2011.

	For the period ended December 31,
	2012	2011	Change	% change
	(in EUR thousands, except %)
Revenues:
CSP	102,295	107,684	(5,389)	(5)%
Content	27,986	13,896	14,090	101%
Total revenues	130,281	121,580	8,701	7%
Segment operating income:
CSP	8,977	6,597	2,380	36%
Content	2,086	825	1,261	153%
Total segment operating income	11,063	7,422	3,641	49%

Management believes that total segment operating income is an appropriate measure for evaluating the operating performance of AIA’s business segments because it is the primary measure used by AIA’s chief operating decision maker to evaluate the performance and allocate resources within AIA’s businesses. Total segment operating income provides management, investors and equity analysts a measure to analyze operating performance of each of AIA’s business segments and its enterprise value against historical data and competitors’ data, although historical results may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

The following table reconciles total segment operating income to income from continuing operations before income tax expense.

	For the period ended December 31,
	2012	2011	Change	% change
	(in EUR thousands, except )%
Segment result	11,063	7,422	3,641	49%
Result, Group holding company AIA AG	(1,057)	(1,193)	(136)	(11)%
Result, other non-operating entities	10	201	(191)	(95)%
Consolidation	(69)	113	(44)	(39)%
Net income from operating activities	9,947	6,543	3,404	52%

AIA’s CSP segment revenues decreased by 5% for the period ended December 31, 2012 as compared to the period ended December 31, 2011. This development is due to the loss of two large customers, one in mid-2011 as well as one as of January 1, 2012. The operating income in the CSP segment increased by 36% for the period ended December 31, 2012 as compared to the period ended December 31, 2011. Despite the loss in revenues of 5% for the period ended December 31, 2012 and due to the cost savings in context with the reduction of staff executed in 2011, the operating income increased by 36%.

AIA’s Content segment revenues substantially increased by 101% for the period ended December 31, 2012 as compared to the period ended December 31, 2011, due to the acquisition of Emphasis and EIM. As such, starting in mid-2011 AIA distributed content to not only the AIA CSP segment but also to external CSPs and airline companies. Accordingly, the external Content segment revenues increased substantially during the period ended December 31, 2012 as compared to the period ended December 31, 2011. The operating income in the Content segment increased from EUR 825,000 to EUR 2,086,000, due to the positive impact of the acquisitions in this segment.

24

Comparison of Results of Operations for the Years Ended December 31, 2011 and 2010

The following table sets forth AIA’s operating results for fiscal 2011 as compared to fiscal 2010.

	Year Ended December 31,
	2011	2010	Change	% change
	(EUR in thousands)
Revenue	€121,580	€111,114	€10,466	9%
Other operating income	936	349	587	168%
Changes in inventories of goods and work in progress	(170)	34	(204	-600%
Cost of materials	(73,406)	(67,296)	(6,110	9%
Staff costs	(27,448)	(21,879)	(5,569	25%
Depreciation, amortization and impairment losses	(3,959)	(3,971)	12	0%
Other operating expenses	(10,990	(9,938)	(1,052)	11%
Net income from operating activities	6,543)	8,413	(1,870)	-22%
Finance income	122	137	(15)	-11%
Finance costs	(768)	(962)	194	-20%
Net result from financing and investment activities	(646)	(824)	178	-22%
Earnings before income taxes	5,898	7,589	(1,691)	-22%
Income taxes	(1,491)	(2,096)	605	-29%
Net income for the year	4,407	5,493	(1,086)	-20%

Overview

In the period ended December 31, 2011 consolidated revenues of AIA increased by about 9% from EUR 111,114,000 for the period ended December 31, 2010 to EUR 121,580,000 for the period ended December 31, 2011. The driver of this change was the positive performance of the Content segment in 2011. Especially the major studios’ highly suitable portfolio of films in the first and fourth quarter of 2011 had positive impacts on the earnings of AIA. EIM and Emphasis, the two entities that were acquired effective June 1, 2011, also made positive contributions to consolidated revenues and earnings. These acquisitions, in particular, have helped to offset the loss of a large customer of AIA as of July 1, 2011 in the CSP segment.

AIA generated other operating income of EUR 936,000 in the period ended 2011 as compared to EUR 349,000 for the period ended December 31, 2010. The increase in the operating income is due to positive foreign currency effects of EUR 594,000 compared to a positive effect of EUR 9,000 for the period ended December 31, 2010.

The changes in inventories of goods and work in progress for the period ended December 31, 2011 was a decrease EUR 170,000 compared to an increase of EUR 34,000 in 2010. This development is due to the ordinary course of business.

Cost of materials increased by 9% from the period ended December 31, 2010. This increase corresponds with the increase in revenues, as the costs of materials in relation to revenues were unchanged compared to the period ended December 31, 2010.

The staff costs of AIA were EUR 27,448,000 in the period ended December 31, 2011, compared to EUR 21,879,000 for the period ended December 31, 2010, which corresponds to an increase of approximately 25%. The staff costs for the year ended December 31, 2011 contain EUR 3,963,000 in one time expenses in connection with restructuring. Of this amount, EUR 1,767,000 concerns the severance payment to AIA’s previous Management Board Chairman. EUR 477,000 in one time expenses in connection with the change on the Management Board in the period ended December 31, 2010 were taken for the same period the previous year. Adjusted for these expenses, the staff costs of AIA were EUR 23,485,000 in the period ended December 31, 2011, compared to adjusted staff costs of EUR 21,403,000 in the period ended December 31, 2010, which corresponds to an increase of approximately 10%. This increase after restructuring expenses stems from the increase in staff costs due to the acquisitions and a general rise in salaries. Adjusted for these restructuring expenses, the staff cost ratio remained at 19% in the period ended December 31, 2011 compared to the period ended December 31, 2010.

25

For the period ended December 31, 2011, depreciation, amortization and impairment losses were EUR 3,959,000, compared with EUR 3,971,000 in the period ended December 31, 2010. At EUR 824,000, depreciation of property, plant and equipment for the period ended December 31, 2011 was down from EUR 1,017,000 for the period ended December 31, 2010. Amortization of intangible assets for the period ended 2011 was EUR 3,075,000, compared with EUR 2,796,000 in the period ended December 31, 2010. This amortization is associated to the EUR 1,975,000 in amortized intangible assets that were capitalized as part of the purchase price allocation as of December 31, 2011 in connection with acquisitions in comparison to the EUR 1,965,000 as of December 31, 2010. For the period ended December 31, 2011 EUR 337,000 in capitalized development costs were amortized compared to EUR 530,000 in the period ended December 31, 2010. AIA also wrote off a total of EUR 613,000 in capitalized development costs in the period ended December 31, 2011 as compared to EUR 156,000 for the period ended December 31, 2010 for electronic games that will no longer be pursued.

The other operating expenses in the period ended December 31, 2011 totaled EUR 10,990,000, which is an increase compared to the period ended December 31, 2010 figure of EUR 9,938,000. The other operating expenses in the period ended December 31, 2011 included one-time charges of EUR 292,000 related to the two June 2011 acquisitions and EUR 211,000 in one-time charges in connection with the restructuring that was implemented. Contrast this with the year ended December 31, 2010, when other operating expenses included a one-time charge of EUR 338,000 for the departure of a member of the Management Board and system-related expenses. As a result, other operating expenses as adjusted for acquisition costs and foreign currency effects the other operating expenses in the period ended December 31, 2011 were EUR 10,486,000, compared to EUR 9,601,000 for the period ended December 31, 2010. At 9%, the ratio of other operating expenses to revenues in 2011 was virtually the same as the previous year. The other operating expenses primarily include rent, travel expenses, marketing expenses and consulting costs.

Impairment and restructuring charges  — AIA’s financial performance for the period ended December 31, 2011 was affected by one-time expenses related to comprehensive activities aimed at optimizing the Company’s costs and structure. AIA began to implement these measures in the third quarter of 2011 and completed them by December 31, 2011. Substantially lowering the number of employees of AIA and simplifying its overall organizational structure had been the key components of these measures.

By December 31, 2011, AIA reduced its existing workforce by more than 100 employees or down by 20% from the level as of June 30, 2011. The personnel reductions affected most the CSP segment. While this step became necessary due to the loss of customers, to a much larger extent it was the outcome of a Company wide review and optimization of corporate processes, as well as the closer integration of corporate units that were largely autonomous to date. Activities aimed at optimizing operational processes are being accompanied by structural measures at the level of both individual units and the Company as a whole. All of these steps served to streamline the Company and improve its alignment with the market’s needs and challenges. AIA incurred EUR 4,174,000 in aggregate one time expenses in the period ended December 31, 2011 in connection with the launch of its extensive restructuring measures. EUR 1,767,000 of these one-time charges are related to the severance package for AIA’s former Chairman of the Management Board. All restructuring expenses constitute one time expenses in the period ended December 31, 2011.

AIA wrote off a total of EUR 613,000 in capitalized development costs in the period ended December 31, 2011 compared to EUR 156,000 as of December 31, 2010 for electronic games that will no longer be pursued.

Financial result  — In the period ended December 31, 2011, AIA generated finance income of EUR 122,000 as compared to EUR 137,000 for the period ended December 31, 2010. Finance costs in the same period were EUR 768,000 as compared to EUR 962,000 for the period ended December 31, 2010.

Income tax expenses  — For the period ended December 31, 2011, the income taxes of AIA were EUR 1,491,000 compared to EUR 2,096,000 for the period ended 2010 financial year. This decrease of 29% was due to the lower pretax income.

Net income  — AIA posted net profit of EUR 4,407,000 in the period ended December 31, 2011 (2010: EUR 5,493,000).

26

Segment analysis

The following table sets forth AIA’s revenues and segment operating income for the period ended December 31, 2011 as compared to the period ended December 31, 2010.

	Year Ended December 31,
	2011	2010	Change	% change
	(EUR in thousands)
Revenues:
CSP	€107,684	€110,154	€(2,470)	-2%
Content	13,896	960	12,936	1,348%
Total revenues	121,580	111,114	10,466	9%
Segment operating income:
CSP	6,597	9,653	(3,056)	-32%
Content	825	159	666	419%
Total segment operating income	7,422	9,812	(2,390)	-24%

Management believes that total segment operating income is an appropriate measure for evaluating the operating performance of AIA’s business segments because it is the primary measure used by AIA’s chief operating decision maker to evaluate the performance and allocate resources within AIA’s businesses. Total segment operating income provides management, investors and equity analysts a measure to analyze operating performance of each of AIA’s business segments and its enterprise value against historical data and competitors’ data, although historical results may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

The following table reconciles total segment operating income to income from continuing operations before income tax expense.

	For the years ended December 31,
	2011	2010	Change	% change
	(in EUR thousands, except %)
Total segment operating income	€7,422	€9,812	€(2,390)	-24%
Result, Group holding company AIA AG	(1,193)	(1,377)	184	-13%
Result, other non-operating entities	201	14	187	1,336%
Consolidation	113	(36)	149	—
Net income from operating activities	6,543	8,413	(1,870)	-22%

AIA’s revenues in the CSP segment decreased by 2% for the period ended December 31, 2011 as compared to the period ended December 31, 2010. In the period ended December 31, 2011 the business in the CSP segment continued to grow moderately but also was affected by the loss of a large customer mid-2011. The organic growth in the CSP segment was not able to fully compensate the negative impact on revenues due to the loss of the large customer. The operating income in the CSP segment decreased by 32% for the period ended December 31, 2011 as compared to the period ended December 31, 2010. Most of the reduction of staff executed in 2011 did affect staff in the CSP segment. Therefore the majority of the corresponding restructuring costs incurred in the CSP segment and caused the decrease in operating income.

AIA’s revenues in the Content segment substantially increased by 1,348% in the period ended December 31, 2011 as compared to the period ended December 31, 2010, due to the acquisition of Emphasis and EIM. As such starting mid-2011 AIA distributed content to not only its CSP segment but also to airline passenger companies. As such the external revenues in the Content segment did increase drastically in the period ended December 31, 2011 compare to the period ended December 31, 2010. The operating income in the Content segment increased by 419% for the period ended December 31, 2011 as compared to the period ended December 31, 2010, due to the positive impact of the acquisitions in this segment as well.

27

Liquidity and Capital Resources

Current Financial Condition

AIA’s principal source of liquidity is internally generated operating cash. In addition, AIA can seek to access capital and debt markets subject to market conditions. In the past, AIA predominately funded its acquisitions with capital increases and bank borrowings. As of December 31, 2012 AIA has EUR 6.5 million in bank borrowings. As of December 31, 2012 AIA was in compliance with all of the covenants of its bank borrowings.

As of December 31, 2012, consolidated assets include EUR 16.3 million in cash and cash equivalents, of which EUR 10.9 million were held by AIA’s foreign subsidiaries. AIA earns the majority of its income outside Germany. The repatriation of capital to Germany via dividends is the main source of income for AIA. As AIA earns the majority of its income in foreign currencies, the fluctuation of the respective currencies might have a substantial impact on the liquidity position of AIA .

The principal use of cash that affects the liquidity position include the following: purchase of film and content distribution rights; development of electronic games and applications; purchase of technical equipment; acquisition of companies; debt maintenance and related payments; operational expenditures including personnel costs and other operational costs; capital expenditures; income tax payments and dividends.

AIA has evaluated, and expects to continue to evaluate, possible acquisitions of certain businesses. Such transactions may be material and may involve the use of cash payments, AIA’s securities or the assumption of additional indebtedness.

Sources and Uses of Cash — Period ended December 31, 2012 vs. period ended December 31, 2011

Net cash provided by operating activities for the period ended December 31, 2012 and the period ended December 31, 2011 was as follows:

	For the periods ended December 31,
	2012	2011	Change	% change
	(in EUR thousands, except %)
Net cash provided by operating activities	7,736	6,339	1,397	22%

The increase in net cash provided by operating activities during the period ended December 31, 2012 as compared to the period ended December 31, 2011 was mainly due to the increase in earnings before income taxes.

For the period ended December 31, 2012 the working capital was negatively impacted by the increase of trade receivables, other receivables and prepayments compared to a decrease in trade receivables, other receivables and prepayments in the period ended December 31, 2011. Conversely trade payables and other payables stayed almost unchanged in the period ended December 31, 2012 compared to a substantial decrease of trade payables and other payables in the period December 31, 2011, which had a positive impact on the working capital in the period ended December 31, 2012 compared to a substantial negative impact on the working capital in the period ended December 31, 2011. Due to the increase in earnings before income taxes the paid income taxes in the period ended December 31, 2012 were higher that in the period ended December 31, 2011.

28

Net cash used in investing activities for the period ended December 31, 2012 and the period ended December 31, 2011 was as follows (in thousands):

	For the periods ended December 31,
	2012	2011	Change	% change
	(in EUR thousands, except %)
Net cash provided by investing activities	(4,852)	(16,198)	11,346	70%

For the period ended December 31, 2012 AIA generated a cash flow deficit from investing activities of EUR 4,852,000. Cash outflows of EUR 584,000 were attributable to the acquisition of IMDC in the period ended December 31, 2012. Furthermore, AIA received EUR 1,725,000 from the sale of an apartment owned by its subsidiary IFP as well as a small operational section of IFP. Add to that EUR 1,905,000 in payments for the acquisition of intangible assets, which mainly contain the capitalized development costs of the Canadian subsidiary, DTI. The cash outflows of EUR 12,800,000 in connection with the acquisition of the two companies, EIM and Emphasis, constitute the majority of the net cash flow from investing activities in the period ended December 31, 2011.

Net cash (used in) provided by financing activities for the period ended December 31, 2012 and the period ended December 31, 2011 was as follows (in thousands):

	For the periods ended December 31,
	2012	2011	Change	% change
	(in EUR thousands, except %)
Net cash provided by financing activities	(1,148)	9,800	(10,948)	(112)%

Net cash flow from financing activities for the period ended December 31, 2012 was EUR (1,148,000). For the period ended December 31, 2012, AIA received EUR 5,515,000 in cash from the increase in capital in June 2012. Loan payments for the period ended December 31, 2012 totaled EUR 4,227,000, and interest payments were EUR 708,000. The dividend paid in 2012 for the 2011 financial year was EUR 2,003,000. AIA generated EUR 233,000 from the exercise of stock options. The net cash flow from financing activities for the period ended December 31, 2011 included bank borrowings for EUR 10,806,000, driven by bank borrowings totaling EUR 11,000,000 from UniCredit Bank AG in connection with the acquisition of EIM and Emphasis. In connection with these acquisitions EUR 5,179,000 were infused into AIA via a capital infusion generated by a capital increase.

Sources and Uses of Cash — 2011 vs. 2010

Net cash provided by operating activities for the periods ended as of December 31, 2011 and 2010 was as follows (in thousands):

	Year Ended December 31,
	2011	2010	Change	% change
	(EUR in thousands)
Net cash provided by operating activities	€6,339	€9,918	€3,579	-36%

The decrease in net cash provided by operation activities during the period ended December 31, 2011 as compared to the period ended December 31, 2010 was due to the decrease in earnings before income taxes as well as movements in deferred taxes and taxes paid. Both effects resulted in a decrease in the net cash flow from operating activities.

In the period ended December 31, 2011 the working capital was positively impacted by a substantial decrease of trade receivables and inventories compared to a lower decrease of trade receivables and inventories in the period ended December 31, 2010. On the other side trade payables and other payables did decrease substantially in the period ended December 31, 2011 compared to an only moderate decrease of trade payables and other payables in the period ended December 31, 2010. In addition the gains from deferred tax assets in the period ended December 31, 2011 were much higher in the period ended December 31, 2011 as compared to the period ended December 31, 2010.

29

Net cash used in investing activities for the periods ended as of December 31, 2011 and 2010 was as follows (in thousands):

	Year Ended December 31,
	2011	2010	Change	% change
	(EUR in thousands)
Net cash provided by investing activities	€(16,198)	€(8,102)	€(8,096)	-100%

In the period ended December 31, 2011 AIA generated negative net cash flow of EUR 16,198,000 from investing activities (year ended December 31, 2010: EUR 8,102,000). The cash outflows of EUR 12,800,000 in connection with the acquisition of the two companies, EIM and Emphasis, largely constituted the net cash flow from investing activities in the period ended December 31, 2011. The payments for other liabilities concern payments to the sellers for liabilities acquired in connection with the acquisition of EIM. There also had been EUR 851,000 in payments for acquisitions of intangible assets, which contain the capitalized development costs of AIA’s Canadian subsidiary, DTI.

Net cash (used in) provided by financing activities for the periods ended December 31, 2011 and 2010 was as follows (in thousands):

	Year Ended December 31,
	2011	2010	Change	% change
	(EUR in thousands)
Net cash provided by financing activities	€9,800	€(5,450)	€15,250	—

Net cash flow from financing activities in the period ended December 31, 2011 year was EUR 9,800,000 (years ended December 31, 2010: minus EUR 5,450,000). This includes loans for EUR 10,806,000 (year ended December 31, 2010: EUR 5,293,000), mainly the acquisition loan for EUR 11,000,000 (before transaction costs) from UniCredit Bank AG in connection with the acquisition of EIM and Emphasis. Add to that the cash inflow of EUR 5,179,000 from the capital increase in 2011 (year ended December 31, 2010: EUR 0), which was also implemented in connection with the acquisitions. In the period ended December 31, 2011 loan payments totaled EUR 4,072,000 (year ended December 31, 2010: EUR 8,417,000), and interest payments were EUR 643,000 (year ended December 31, 2010: EUR 876,000). The dividend paid in 2011 for the 2010 financial year was EUR 1,740,000 (years ended December 31, 2010: EUR 1,450,000).

30

Debt Instruments

The following table summarizes borrowings and repayments for the periods ended December 31, 2012, 2011 and 2010.

	Year Ended December 31,
	2012	2011	2010	Total
	(EUR in thousands)
Borrowings
Notes due June 2015	—	11,000	—	11,000
Total	—	11,000	—	11,000

	Year Ended December 31,
	2012	2011	2010	Total
	(EUR in thousands)
Repayments
Notes due December 2012	—	3,000	3,000	6,000
Notes due March 2014	—	—	—	—
Notes due June 2015	4,000	500	—	4,500
Notes due December 2014	82	29	28	139
Notes due August 2013	142	133	125	400
Total	4,224	3,662	3,153	11,039

M&A loan from UniCredit Bank AG

In June 2011, AIA took out an unsecured four-year loan of EUR 11,000,000 from UniCredit Bank AG, Munich, Germany, to finance a portion of the acquisitions of EIM and Emphasis. The loan is subject to initial repayment of EUR 500,000 and thereafter regular half-yearly repayments of EUR 1,500,000, no prepayment penalties and variable interest based on the six-month Euribor plus 2.35 percent. In June 2011, in order to avoid any exposure to the risk from rising interest rates associated with variable interest obligations, a portion of the variable interest payments was converted into fixed interest obligations by means of interest rate swaps over the term of the loan.

A of December 31, 2012, the non-current portion of the loan amounts to EUR 2,527,000 and the current portion amounts to EUR 3,910,000 (December 31, 2011: EUR 7,475,000 non-current and EUR 2,844,000 current).

31

Commitments and Guarantees

AIA has commitments under certain contractual arrangements to make future payments. These firm commitments secure the future rights to various assets and services to be used in the normal course of operations. The following table summarizes AIA’s material firm commitments as of December 31, 2012.

	1 year	2 – 3 years	4 – 5 years	More Than 5 years	Total
	(EUR in thousands)
Operating leases
Buildings	1,786	2,291	241	—	4,318
Equipment and vehicles	71	72	5	—	148
Medium-term purchasing contracts	16,696	2,924	8,847	188	28,655
Interest bearing loans	4,069	4,521	—	—	8,590
Trade and other payables	34,362	—	—	—	34,362
Earn-out payments	435	1,545	—	—	1,980
Total	57,419	11,353	9,093	188	78,053

Critical Accounting Policies

An accounting policy is considered to be critical if it is important to AIA’s financial condition and results and if it requires significant judgment and estimates on the part of management in its application. The development and selection of these critical accounting policies have been determined by management of AIA and the related disclosures have been reviewed with the Audit Committee of AIA’s Board of Directors. For AIA’s summary of significant accounting policies, see Note 2 to the consolidated financial statements of AIA.

Revenue Recognition

AIA generates revenue from its customers via different business models. Billing can differ between the models and the airlines. If the billing differs from the revenue recognition, adjustments are made to reflect those differences.

(i) Licensing software

AIA provides software and electronic games and applications to airlines. The airline is billed and revenue recognized when the airline can actually use the respective software after the technical implementation and testing is completed. As the license fee is due on a monthly basis per product per aircraft, no estimates are involved.

(ii) Management fees

AIA focuses on making content available for in-flight entertainment systems and all associated services. The management fees as service part include mainly the selection of the content for the airline for the respective onboard cycle. Revenue is recognized after the service has been rendered and the onboard cycle has started, so no estimates are involved.

(iii) Licensing movie and television content

AIA licenses owned film rights and also sublicenses film rights from broadcast and movie production companies. This revenue stream represents more than half of the total revenues. The airline is billed and revenue recognized at the time the customer’s license period begins (onboard cycle). No significant estimates are involved.

(iv) Technical fees

Technical fees include, for example, fitting movies to airline screens and adding subtitles in different languages. Revenue is recognized when the service has been rendered and the customer can actually use the content. This is the case at the beginning of the onboard cycle. No estimates are involved.

Use of estimates

The preparation of the consolidated financial statements requires the Management Board to make judgments and assumptions, as well as make estimates, that have an impact on AIA’s earnings, expenses, assets and liabilities as well as on the disclosure of its contingent liabilities. The uncertainty associated with these assumptions and estimates, however, may give rise to outcomes that might lead to substantial adjustments to the carrying amounts of the given assets or liabilities in future periods.

32

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and are depreciated on a straight-line method over the estimated useful lives of such assets. Changes in circumstances, such as technological advances, changes to AIA’s business model or capital strategy, could result in the actual useful lives differing from AIA’s estimates. In those cases, where AIA determines that the useful life of buildings and equipment should be shortened, AIA would depreciate the asset over its revised remaining useful life thereby increasing depreciation expense.

Impairment of non-financial assets

Impairment is the amount by which the carrying amount of an asset or a cash-generating unit exceeds its recoverable amount. The recoverable amount of an asset or a cash-generating unit is the higher of its fair value less costs to sell and its value in use. The fair value less cost to sell is determined based on available data from binding sale agreements in arm’s length transactions between independent partners involving similar assets or observable market prices less the costs directly attributable to the disposal of the asset.

AIA impairment tests goodwill and intangible assets with indefinite useful lives by applying the discounted cash flow method. The cash flows are derived from the financial plan for the next three years; they do not include restructuring measures AIA has not yet undertaken, nor material future investments that will boost the performance of the tested cash-generating unit. The recoverable amount largely depends on the discount rate used when applying the discounted cash flow method as well as on the estimated future cash flows and the growth rates assumed. No impairment charges were recorded as of December 31, 2011 for the cash generating units within the CSP and Content operating segments.

Share-based payment transactions

The costs of awards of equity instruments to employees are measured at the fair value of the given equity instruments at the time they are granted. The valuation technique most suitable to awards of equity instruments shall be used to estimate the fair value of share-based payment transactions; it is contingent on the conditions of the award. This also requires determining key estimates — including, in particular, probable maturity, volatility and dividend yield, as well as relevant assumptions — that flow into this valuation technique.

Development costs

Development costs associated with a single project are capitalized as an intangible asset if the recognition criteria as stated in IAS 38 are met. Initial capitalization of the costs is based on management’s assessment of the extent to which a project’s technical and economic feasibility have been demonstrated; this is usually the case once a product development project has achieved a specific milestone in an existing project management model. Management makes assumptions about the amount of the estimated future cash flows from the project, the discount rates to be used and the period during which AIA expects to receive the expected benefits in the future. The carrying amount of the capitalized development costs, which related solely to the proprietary development work of AIA companies, DTI Software, DTI Solutions Inc., Montreal, Canada, and DTI Software FZ-LLC., Dubai, United Arab Emirates, as of December 32, 2011, was EUR 4,450,000 (2011: EUR 3,994,000).

Recent Accounting Pronouncements

See Note 2 to the consolidated financial statements of AIA for discussion of recent accounting pronouncements.

Quantitative And Qualitative Disclosures About Market Risk

AIA has exposure to several types of market risk: changes in foreign currency exchange rates and interest rates. AIA neither holds nor issues financial instruments for trading purposes.

The following sections provide quantitative information on AIA’s exposure to foreign currency exchange rate risk, interest rate risk and stock price risk. AIA makes use of sensitivity analyses that are inherently limited in estimating actual losses in fair value that can occur from changes in market conditions.

33

Foreign Currency Exchange Rates

AIA is highly exposed to the change of foreign currency exchange rates. Within AIA, currency risks essentially arise from the fact that both sales to customers and purchasing are largely effected in US dollars while most of the operating companies' fixed costs are incurred in Euros, British pounds and Canadian dollars. If necessary, AIA engages in hedging transactions to counteract direct currency risks. However, it cannot always guarantee that all currency risks have been hedged in full. Severe currency fluctuations could also cause the hedging transactions to fail if agreed thresholds (triggers) are not met or exceeded. AIA therefore cannot fully preclude negative foreign currency effects in the future — some of which might be substantial — due to unforeseen exchange rate fluctuations and/or inaccurate assessments of market developments. At this time, AIA rarely resorts to hedges because of the still rudimentary nature of the system-based data that is available to it for foreign currency management as well as highly volatile foreign exchange rates. But it is also rooted in the fact that the general trend toward a strengthening of the US dollar relative to the euro is advantageous to AIA’s specific foreign currency concerns. AIA continuously monitors all foreign exchange rates relevant to AIA in order to be able to initiate appropriate hedging activities immediately if the current market situation were to change.

There are also intercompany receivables and liabilities such as loans that can generate significant foreign currency effects. Changes in the exchange rates of a number of foreign currencies against the euro, especially the US Dollar and the Canadian Dollar, could lead to the recognition of unrealized foreign exchange losses in some cases, particularly as a result of intercompany transactions. This clearly shows that AIA is exposed to a heightened currency risk in connection with intragroup borrowing owing to the foreign currency sensitivity in severe and unforeseeable exchange rate movements that are consequently difficult to predict. Management started to minimize the impact of intercompany borrowings by reducing the magnitude and quantity of such intercompany borrowings.

Interest Rates

AIA has entered into interest rate swaps to minimize its interest rate risk. AIA swaps the difference between amounts subject to fixed interest rates and variable interest rates with its counterparty at fixed intervals; the difference is determined by reference to a nominal amount stipulated ahead of time. These interest rate swaps hedge the underlying bank borrowings. As of December 31, 2012, taking into consideration interest rate swaps, approximately 76% (December 31, 2011: approx. 59%) of AIA’s bank borrowings were at fixed interest rates. As of the reporting date, AIA was exposed to interest rate risks because EUR 1,071,000 (December 31, 2011: EUR 5,250,000) in interest-bearing loans are subject to variable interest rates.

Credit Risk

Cash and cash equivalents are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and are maintained with financial institutions of reputable credit and, therefore, bear minimal credit risk.

AIA monitors its positions with, and the credit quality of, the financial institutions which are counterparties to its financial instruments. AIA is exposed to credit loss in the event of nonperformance by the counterparties to the agreements. At December 31, 2012 AIA did not anticipate nonperformance by any of the counterparties.

AIA is exposed to default risks mainly in connection with trade receivables. Sufficient allowances have been recognized to make provisions for the estimated default risk. Receivables are not insured, given the generally good credit ratings of AIA's customers. The maximum default risk is always equivalent to the nominal amount of the receivables less loss allowances. Allowances on assets related to trade receivables amounting to EUR 156,000 had to be recognized in the reporting period (Prior year’s period: EUR 737). However, the trade receivables do not contain substantial concentrations of individual customers. The other financial liabilities are not exposed to any default risks.

34

Pro Forma Financial Information

The pro forma financial information for the Company as of and for the year ended December 31, 2012 is attached to this Current Report on Form 8-K as Exhibit 99.3 and are incorporated herein by reference.

Properties

The Company’s principal executive office is located at 10900 Wilshire Blvd, Suite 1500, Los Angeles, CA 90024. Row 44’s and AIA’s facilities are described in the Proxy Statement in the sections entitled “Information About Row 44” beginning on page 151, and “Information About AIA” beginning on page 177, which are both incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

Information with respect to the security ownership of certain beneficial owners and management is set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 in Item 12 entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” which is incorporated herein by reference.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the consummation of the Business Combination is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 204, which is incorporated herein by reference.

On January 31, 2013, Jeffrey A. Leddy and Jeffrey E. Epstein were elected by the Company’s stockholders to serve as Class I directors, with terms expiring at the Company’s Annual Meeting of Stockholders in 2015, and Harry E. Sloan, Jeff Sagansky and Edward L. Shapiro were elected by the Company’s stockholders to serve as Class II directors, with terms expiring at the Annual Meeting of Stockholders in 2016. Immediately after the Closing, the size of the Board was increased to eight members, and, upon the recommendation of the Nominating Committee of the Board, the Board appointed Louis Bélanger-Martin, John LaValle and Robert W. Reding to serve as Class III directors, with terms expiring at the Company’s Annual Meeting of Stockholders in 2014.

Robert W. Reding, 63, has been a consultant in the commercial airline industry since January 2012. From September 2007 until December 2012, Mr. Reding was Executive Vice President — Operations for American Airlines and Executive Vice President of AMR Corporation. Prior to that, Mr. Reding served as Senior Vice President — Technical Operations for American from May 2003 to September 2007. In November 2011, AMR Corporation filed for protection under Chapter 11 of the United States Bankruptcy Code pursuant to a pre-packaged plan of reorganization. Mr. Reding joined AMR Corporation in March 2000 and served as Chief Operations Officer of AMR Eagle through May 2003. Prior to joining AMR Corporation, Mr. Reding served as President and Chief Executive Officer of Reno Air from 1992 to 1998 and President and Chief Executive Officer of Canadian Regional Airlines from 1998 to March 2000. Mr. Reding is a distinguished graduate of the United States Air Force pilot training program and served as an officer and pilot flight examiner with the United States Air Force from 1972 to 1979. He has an FAA Air Transport Pilot Rating for Douglas DC-9-MD-80 and Boeing 737 series aircraft and has accumulated over 10,000 hours as a commercial pilot. Mr. Reding is an honors graduate from the California State Polytechnic University with a Bachelor of Science degree in Aeronautical Engineering and received his master's degree in Business Administration from Southern Illinois University. He is a member of the President's Council of the California State Polytechnic University and has served as a board member on numerous aviation, civic and charitable organizations. Mr. Reding’s specific qualifications, experience and skills include extensive executive experience as an Executive Vice President of the parent company of American Airlines, which is a global commercial airline.

35

As of the Closing Date, Mr. Reding was appointed by the Board of Directors to serve on the Board’s Compensation Committee. As a result, the Compensation Committee of the Company currently consists of Messrs. Sloan (Chairman), Sagansky, Leddy and Reding. Information with respect to the members of the Company’s Audit Committee and Nominating Committee is set forth in the Proxy Statement in the section entitled “Management After the Business Combination—Committees of the Board of Directors,” which is incorporated herein by reference.

Upon the Closing, John LaValle was appointed by the Company’s Board of Directors to serve as the Company’s Chief Executive Officer and David M. Davis was appointed by the Board to serve as the Company’s Chief Financial Officer and Treasurer. Biographical information for Messrs. LaValle and Davis is set forth in the Proxy Statement in the section entitled “Information About Row 44—Management—Directors and Executive Officers” beginning on page 160, which is incorporated herein by reference.

In connection with the Closing and pursuant to the terms of the Row 44 Merger Agreement, each member of the Board of Directors of GEAC and each executive officer of GEAC immediately prior to the Closing resigned from their respective positions as board members and/or executive officers.

Director and Executive Officer Compensation

The compensation of Global Eagle executive officers is generally described in the Proxy Statement in the section entitled “Management After the Business Combination—Executive Compensation” beginning on page 207, which is incorporated herein by reference. The compensation of certain Row 44 executive officers is set forth in the Proxy Statement in the section entitled “Information About Row 44—Executive Compensation” beginning on page 163, which is incorporated herein by reference. The compensation of certain AIA executive officers is set forth in the Proxy Statement in the section entitled “Information About AIA—AIA Executive Compensation” beginning on page 183, which is incorporated herein by reference.

On January 31, 2013, the Company entered into an executive employment agreement with John LaValle (the “LaValle Agreement”) providing for his employment as Chief Executive Officer of the Company with an annual base salary of $450,000, subject to annual increases as determined by the Company’s Board of Directors. Mr. LaValle is also entitled, upon achieving certain performance goals to be determined by the Board of Directors, to an annual bonus in the amount determined by the Board of Directors with a target of 50% and not to exceed 100% of Mr. LaValle’ base salary. Mr. LaValle is entitled to receive severance benefits, including continued payment of his base salary for one year, if his employment is terminated either (a) by the Company without “Cause,” as defined in the LaValle Agreement, or (b) by Mr. LaValle with “Good Reason,” as defined in the LaValle Agreement, subject to execution of a full release in favor of the Company and its subsidiaries. If within one year of a change of control of the Company, Mr. LaValle terminates the LaValle Agreement for Good Reason, or the Company terminates the executive employment agreement without Cause, subject to execution of a full release in favor of the Company and its subsidiaries, then Mr. LaValle will be entitled (i) to receive his base salary for one year, (ii) to acceleration with respect to any unvested equity awards and (iii) to exercise all vested equity incentive awards for a period of six months following his last day of employment. During Mr. LaValle’s employment, he is required to submit to the Board of Directors all corporate opportunities or offers presented to him or of which he becomes aware which relate to the business of the Company or its subsidiaries and Mr. LaValle may not accept any corporate opportunities on his own behalf. The description of the LaValle Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LaValle Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

36

On January 31, 2013, the Company entered into an executive employment agreement with David M. Davis (the “Davis Agreement”) providing for his employment as Chief Financial Officer with an annual base salary of $425,000 and an annual base salary of $450,000 upon Mr. Davis establishing a permanent residence in Los Angeles, California, subject to annual increases as determined by the Board of Directors. Mr. Davis is also entitled, upon achieving certain performance goals to be determined by the Board of Directors, to an annual bonus in an amount determined by the Board of Directors, with a target of 50% and not to exceed 100% of Mr. Davis’ base salary. Mr. Davis is entitled to receive severance benefits if his employment is terminated either (a) by the Company due to Mr. Davis’ failure to establish a permanent residence in Los Angeles, California, or otherwise without “Cause,” as defined in the Davis Agreement, subject to execution of a full release in favor of the Company and its subsidiaries. Mr. Davis is also entitled to continued benefits and payment of his base salary for six months, in the event that his employment is terminated due to his failure to establish permanent residence in Los Angeles, California, or twelve months if his employment is terminated for Cause. If, within one year of a change of control of the Company, Mr. Davis terminates his employment for “Good Reason,” as defined in the Davis Agreement, or the Company terminates his employment without Cause, then, subject to execution of a full release in favor of the Company and its subsidiaries, Mr. Davis will be entitled (i) to receive his base salary and benefits for one year, (ii) to acceleration with respect to any unvested equity awards, and (iii) to exercise all vested equity incentive awards a period of six months following his last day of employment. During Mr. Davis’ employment, he is required to submit to the Board of Directors all corporate opportunities or offers presented to him or of which he becomes aware which relate to the business of the Company or its subsidiaries, and Mr. Davis may not accept any corporate opportunities on his own behalf. The description of the Davis Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Davis Agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Upon the Closing, the Company granted stock options pursuant to the Company’s 2013 Equity Incentive Plan to Messrs. Bélanger-Martin, LaValle and Davis. The Company granted to each of Messrs. Bélanger-Martin and LaValle a stock option to purchase 750,000 shares of common stock of the Company. The Company granted to Mr. Davis a stock option to purchase 675,000 shares of common stock of the Company. The exercise price per share for each of the options granted was $10.00. The options will vest with respect to 25% of their underlying shares on the first anniversary of the date of grant and with respect to the remaining 75% ratably over the next three years until fully vested.

Members of the Board (other than Messrs. LaValle and Bélanger-Martin) will be entitled to receive annual compensation in the amount of $75,000 for their services on the Board. Mr. Epstein will be entitled to receive an additional $25,000 per year for his service as Chairman of the Audit Committee. In connection with the Closing, the Board granted to each director (other than Messrs. LaValle and Bélanger-Martin), stock options to purchase 25,000 shares of common of the Company. The options vest ratably on a monthly basis over a period of two years with respect to their underlying shares and have an exercise price of $10.00 per share.

Certain Relationships and Related Transactions

Information with respect to certain relationships and related transactions is set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 in Item 12 entitled “Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference.

Independence of Directors

The Company’s Board of Directors has determined that Messrs. Sloan, Sagansky, Leddy, Reding and Epstein are each independent within the meaning of Nasdaq Rule 5605(a)(2). The Company’s Board of Directors has also determined that each member of its Audit Committee, Compensation Committee and Nominating Committee is independent under Nasdaq Rule 5605(a)(2).

Legal Proceedings

Global Eagle, Row 44 and AIA are not currently a party to any material pending legal proceedings.

Reference is made to the disclosure set forth in the Proxy Statement in the section entitled “Information About Row 44—Legal Proceedings” beginning on page 160, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is described in the Proxy Statement in the section entitled “Price Range of Securities and Dividends” beginning on page 228, which is incorporated herein by reference. As of the Closing Date, there were 8 holders of record of capital stock of the Company.

37

Global Eagle’s common stock is listed on Nasdaq Capital Market under the symbol “ENT.” Global Eagle’s warrants are quoted on the OTC market under the symbol “ENTWW.”

The closing price of Global Eagle’s common stock as reported on Nasdaq on March 15, 2013, was $9.76.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth in Items 1.01 and 3.02 of the Company’s Current Report on Form 8-K filed on November 14, 2012, and Items 1.01 and 2.01 of this Current Report on Form 8-K, all of which is incorporated herein by reference.  The issuance of shares of capital stock of the Company pursuant to the Row 44 Merger Agreement, the AIA Stock Purchase Agreement and the Backstop Agreements was made in reliance upon an available exemption from registration under the Securities Act, by reason of Section 4(a)(2) thereof, and/or Regulation D promulgated thereunder.

As disclosed under “Certain Relationships and Related Transactions” above, on the Closing Date, the Company issued 666,667 sponsor warrants to the Sponsor in satisfaction of an aggregate principal amount of $500,000 outstanding under a convertible note issued by the Company to the Sponsor. The terms of the sponsor warrants are set forth in the Proxy Statement in the section entitled “Description of Securities” beginning on page 210, which is incorporated by reference herein.

Description of the Company’s Securities

Reference is made to the disclosure in the Proxy Statement in the section entitled “Description of Securities” beginning on page 210, which is incorporated by reference herein.

The Company has authorized 401,000,000 shares of capital stock, consisting of 375,000,000 shares of common stock, $0.0001 par value per share, 25,000,000 shares of non-voting common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the Closing Date, there were 54,842,888 shares of capital stock of the Company issued and outstanding, consisting of (i) 35,724,655 shares of common stock (excluding 3,053,634 shares of common stock held by AIA, a majority-owned subsidiary of the Company) and (ii) 19,118,233 shares of non-voting common stock. As of the Closing Date, there were 8 holders of record of the Company’s capital stock.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is described in the Part II of Amendment No. 4 to GEAC’s Registration Statement on Form S-1 (File No. 333-172267) filed with the SEC on May 10, 2011, which is incorporated herein by reference. Additionally, the Company has entered into indemnity agreements with all of the members of the Company’s Board of Directors and executive officers. A form of such indemnity agreement is attached as Exhibit 10.15 to this Current Report on Form 8-K and incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

38

Item 2.02 Results of Operations and Financial Condition.

Reference is made to the disclosure set forth under Items 2.01 and 9.01 of this Current Report on Form 8-K concerning financial information of the Company, Row 44, and AIA, which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2013, the Company received a letter from the Nasdaq Office of General Counsel, Hearings stating that the previously disclosed annual meeting, proxy solicitation, and minimum number of shareholders deficiencies of the Company had been cured, and that the Company was in compliance with all applicable listing standards. The letter also stated that as a result, the Company’s previously scheduled hearing before the Nasdaq Hearings Panel was cancelled.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Items 1.01 and 3.02 of the Company’s Current Report on Form 8-K filed on November 14, 2012, and Items 1.01 and 2.01 of this Current Report on Form 8-K, all of which is incorporated herein by reference.  The issuance of shares of capital stock of the Company pursuant to the Row 44 Merger Agreement, the AIA Stock Purchase Agreement and the Backstop Agreements was made in reliance upon an available exemption from registration under the Securities Act, by reason of Section 4(a)(2) thereof, and/or Regulation D promulgated thereunder.

As disclosed under “Certain Relationships and Related Transactions” in Item 2.01 above, on the Closing Date, the Company issued 666,667 sponsor warrants to the Sponsor in satisfaction of an aggregate principal amount of $500,000 outstanding under a convertible note issued by the Company to the Sponsor. The terms of the sponsor warrants are set forth in the Proxy Statement in the section entitled “Description of Securities” beginning on page 210, which is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

On January 31, 2013, the Company filed a Second Amended and Restated Certificate of Incorporation, or the Restated Certificate, with the Secretary of State of the State of Delaware.  The material terms of the Restated Certificate and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the section entitled “Proposal No. 2 – Approval of the Second Amended and Restated Certificate of Incorporation” beginning on page 105, which is incorporated herein by reference.  A copy of the Restated Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure provided under Items 1.01 and 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth in Item 2.01 under the subheading “Directors and Executive Officers,” which is incorporated herein by reference.

Upon the Closing, the Board appointed John LaValle as Chief Executive Officer of the Company and David M. Davis as Chief Financial Officer and Treasurer of the Company. Biographical information for Messrs. LaValle and Davis is set forth in the Proxy Statement in the section entitled “Information About Row 44—Management—Directors and Executive Officers” beginning on page 160, which is incorporated by reference herein.

39

Reference is made to the disclosure set forth in Item 2.01 under the subheading and “Director and Executive Officer Compensation” and to Exhibits 10.4 and 10.5 to this Current Report with respect to the executive employment agreements entered into between the Company and Messrs. LaValle and Davis, which are incorporated herein by reference.

As of the Closing Date, Mr. Reding was appointed by the Board to serve on the Board’s Compensation Committee. As a result, the Compensation Committee consists of Messrs. Sloan (Chairman), Sagansky, Leddy and Reding.

On January 31, 2013, the stockholders of the Company approved the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (the “Plan”). Reference is made to the disclosure set forth in the Proxy Statement in the section entitled “Proposal No. 4 – Approval and Adoption of the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan” beginning on page 113, which is incorporated herein by reference. The full text of the Plan is included as Annex D to the Proxy Statement, which is incorporated by reference herein.

Item 5.03 Amendments To Articles Of Incorporation or Bylaws; Change In Fiscal Year.

Reference is made to the disclosure set forth under Item 3.03 of the Current Report on Form 8-K, which is incorporated herein by reference.

On January 31, 2013, the Board of Directors of the Company adopted the Amended and Restated Bylaws of the Company. The amended and restated bylaws modify the prior bylaws (i) to provide that no action may be taken by written consent of the stockholders (the previous provision provided that written consent could be used prior to the Company's initial public offering), (ii) to provide that regular meeting of the Board may be held without notice but must be publicized by means of reasonable notice given to any director who is not present at the meeting at which a resolution providing for such meeting is adopted and (iii) to revise the description of the Chairman of the Board to remove the provision that the Chairman of the Board has general supervision and control of the acquisition activities of the Company subject to the ultimate authority of the Board (since the Company is no longer primarily focused on acquisition). The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an initial business combination as required by GEAC’s Amended and Restated Certificate of Incorporation, the Company ceased to be a shell company as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the sections entitled “Proposal No. 1 – Approval of the Business Combination” beginning on page 88 and “The Business Combination Agreements” beginning on page 119, which are both incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(a) Financial statements of businesses acquired

The financial statements of Row 44 as of December 31, 2012 and 2011 and for the three years ended December 31, 2012 are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated herein by reference.

The financial statements of AIA as of December 31, 2012 and 2011 and for the three years ended December 31, 2012 are attached to this Current Report on Form 8-K as Exhibit 99.2 and are incorporated herein by reference.

40

(b) Pro forma financial information

The pro forma financial information for the Company as of and for the year ended December 31, 2012 is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Document
2.1*	Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., EAGL Merger Sub Corp., Row 44, Inc. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q (File No. 001-35176) filed with the SEC on November 14, 2012)
2.2*	Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on November 14, 2012)
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on May 11, 2011).
4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on April 6, 2011).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-172267) and included as an exhibit in the Warrant Agreement, filed with the SEC on March 21, 2011).
10.1	Amended and Restated Registration Rights Agreement, dated as of January 31, 2013, by and among the Company and the parties named on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.2	Amended and Restated Common Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on November 14, 2012)
10.3	Common Stock Purchase Agreement, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., Putnam Capital Spectrum Fund and Putnam Spectrum Equity Fund. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on November 14, 2012)
10.4	Executive Employment Agreement, dated January 31, 2013, between the Company and John LaValle (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.5	Executive Employment Agreement, dated January 31, 2013, between the Company and David M. Davis (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)

41

10.6	Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (incorporated by reference to Annex D of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-35176) filed with the SEC on January 17, 2013)
10.7†	System and Services Agreement dated January 2011 by and between Norwegian Air Shuttle and Row 44, Inc. (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.8†	OEM Purchase and Development Agreement, dated October 12, 2009, by and between TECOM Industries, Inc. and Row 44, Inc., as amended on December 19, 2011, December 23, 2011, January 6, 2012 and January 18, 2012 (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.9†	Master Equipment Purchase Agreement, dated December 21, 2007, by and between Hughes Network Systems, LLC and Row 44, Inc. (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.10†	Master Services Agreement, dated December 21, 2007, by and between Hughes Network Systems, LLC and Row 44, Inc., as amended on June 6, 2008, June 30, 2009, November 15, 2010, November 18, 2010, January 15, 2011, March 30, 2011, July 29, 2011, August 3, 2011, September 7, 2011, December 19, 2011, January 23, 2012, September 11, 2012 and January 18, 2013 (the “Master Services Agreement”) (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.11†	Agreement by and among Cathay Pacific Airways Limited, Hong Kong Dragon Airlines Limited and Inflight Productions Limited for the Supply of Programming and Production Services for Inflight Entertainment, as amended (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.12†	Amended and Restated Supply and Services Agreement dated February 1, 2013 by and between Row 44, Inc. and Southwest Airlines Co. (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.13	Letter Agreement, dated January 31, 2013, between the Company and Wellington Management Company, LLP (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.14	Escrow Agreement, dated January 31, 2013, by and among the Company, Wellington Management Company, LLP (“Wellington”) and certain affiliates of Wellington (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.15	Form of Indemnity Agreement for the Company’s directors and executive officers (incorporated by reference to Exhibit 10.8 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (File No. 333-172267) filed with the SEC on March 21, 2011)
10.16	Amendment to Securities Escrow Agreement, dated May 8, 2012 by and among the Company, American Stock Transfer & Trust Company, LLC, Cole A. Sirucek and the other persons party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 001-35176) filed with the SEC on May 9, 2012).
10.17	Amended and Restated Letter Agreement, dated as of May 10, 2011, among the Company, Global Eagle Acquisition LLC and each of the members of Global Eagle Acquisition LLC (incorporated by reference to Exhibit 10.2(a) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on May 11, 2011).
10.18	Amended and Restated Letter Agreement, dated as of May 10, 2011, between the Company and James M. McNamara (incorporated by reference to Exhibit 10.2(b) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on May 11, 2011).
10.19	Amended and Restated Letter Agreement, dated as of May 10, 2011, between the Company and Dennis A. Miller (incorporated by reference to Exhibit 10.2(c) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on May 11, 2011).
10.20	Letter Agreement, dated May 8, 2012, by and between the Company and Cole A. Sirucek (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 001-35176) filed with the SEC on May 9, 2012).

42

14.1	Form of Code of Ethics (incorporated by reference to Exhibit 14 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on March 21, 2011)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2013)
99.1	Audited Financial Statements of Row 44 as of December 31, 2012 and 2011 and for the three years ended December 31, 2012
99.2	Audited Financial Statements of AIA as of December 31, 2012 and 2011 and for the three years ended December 31, 2012
99.3	Pro Forma Financial Information of Global Eagle Entertainment Inc. as of and for the year ended December 31, 2012

*The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

† Confidential treatment has been requested or granted for certain portions omitted from this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

43

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2013	GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Michael Pigott
Michael Pigott
General Counsel, Vice President and Secretary

44

EXHIBIT INDEX

Exhibit No.	Document
2.1*	Agreement and Plan of Merger and Reorganization, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., EAGL Merger Sub Corp., Row 44, Inc. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2012)
2.2*	Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2012)
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
4.2	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on April 6, 2011).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), and included as an exhibit in the Warrant Agreement, filed with the Securities and Exchange Commission on March 21, 2011).
10.1	Amended and Restated Registration Rights Agreement, dated as of January 31, 2013, by and among the Company and the parties named on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.2	Amended and Restated Common Stock Purchase Agreement, dated as of November 8, 2012, by and between Global Eagle Acquisition Corp. and PAR Investment Partners, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on November 14, 2012)
10.3	Common Stock Purchase Agreement, dated as of November 8, 2012, by and among Global Eagle Acquisition Corp., Putnam Capital Spectrum Fund and Putnam Spectrum Equity Fund. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on November 14, 2012)
10.4	Executive Employment Agreement, dated January 31, 2013, between the Company and John LaValle (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.5	Executive Employment Agreement, dated January 31, 2013, between the Company and David M. Davis (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.6	Global Eagle Entertainment Inc. 2013 Equity Incentive Plan (incorporated by reference to Annex D of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-35176) filed with the SEC on January 17, 2013)
10.7†	System and Services Agreement dated January 2011 by and between Norwegian Air Shuttle and Row 44, Inc. (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.8†	OEM Purchase and Development Agreement, dated October 12, 2009, by and between TECOM Industries, Inc. and Row 44, Inc., as amended on December 19, 2011, December 23, 2011, January 6, 2012 and January 18, 2012 (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)

45

10.9†	Master Equipment Purchase Agreement, dated December 21, 2007, by and between Hughes Network Systems, LLC and Row 44, Inc. (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.10†	Master Services Agreement, dated December 21, 2007, by and between Hughes Network Systems, LLC and Row 44, Inc., as amended on June 6, 2008, June 30, 2009, November 15, 2010, November 18, 2010, January 15, 2011, March 30, 2011, July 29, 2011, August 3, 2011, September 7, 2011, December 19, 2011, January 23, 2012, September 11, 2012 and January 18, 2013 (the “Master Services Agreement”) (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.11†	Agreement by and among Cathay Pacific Airways Limited, Hong Kong Dragon Airlines Limited and Inflight Productions Limited for the Supply of Programming and Production Services for Inflight Entertainment, as amended (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.12†	Amended and Restated Supply and Services Agreement dated February 1, 2013 by and between Row 44, Inc. and Southwest Airlines Co. (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.13	Letter Agreement, dated January 31, 2013, between the Company and Wellington Management Company, LLP (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.14	Escrow Agreement, dated January 31, 2013, by and among the Company, Wellington Management Company, LLP (“Wellington”) and certain affiliates of Wellington (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K (File No. 001-35176) filed with the SEC on February 6, 2013)
10.15	Form of Indemnity Agreement for the Company’s directors and executive officers (incorporated by reference to Exhibit 10.8 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (File No. 333-172267) filed with the SEC on March 21, 2011)
10.16	Amendment to Securities Escrow Agreement, dated May 8, 2012 by and among the Company, American Stock Transfer & Trust Company, LLC, Cole A. Sirucek and the other persons party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on May 9, 2012).
10.17	Amended and Restated Letter Agreement, dated as of May 10, 2011, among the Company, Global Eagle Acquisition LLC and each of the members of Global Eagle Acquisition LLC (incorporated by reference to Exhibit 10.2(a) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
10.18	Amended and Restated Letter Agreement, dated as of May 10, 2011, between the Company and James M. McNamara (incorporated by reference to Exhibit 10.2(b) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
10.19	Amended and Restated Letter Agreement, dated as of May 10, 2011, between the Company and Dennis A. Miller (incorporated by reference to Exhibit 10.2(c) to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-172267), filed with the Securities and Exchange Commission on May 11, 2011).
10.20	Letter Agreement, dated May 8, 2012, by and between the Company and Cole A. Sirucek (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 001-35176) filed with the Securities and Exchange Commission on May 9, 2012).
14.1	Form of Code of Ethics (incorporated by reference to Exhibit 14 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-172267), filed with the SEC on March 21, 2011)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2013)
99.1	Audited Financial Statements of Row 44 as of December 31, 2012 and 2011 and for the three years ended December 31, 2012
99.2	Audited Financial Statements of AIA as of December 31, 2012 and 2011 and for the three years ended December 31, 2012

46

99.3	Pro Forma Financial Information of Global Eagle Entertainment Inc. as of and for the year ended December 31, 2012

*The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

† Confidential treatment has been requested or granted for certain portions omitted from this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

47